                                                                Exhibit 10.K
                               $240,000,000.00

                                CREDIT AGREEMENT

                                  dated as of

                               November 19, 1993

                                     among


                          AIRBORNE FREIGHT CORPORATION

                            The Banks Listed Herein

                                      and

                        WACHOVIA BANK OF GEORGIA, N.A.,
                                    as Agent






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                               TABLE OF CONTENTS

                                CREDIT AGREEMENT


                                   ARTICLE I
                                  DEFINITIONS
                                                                  Page
                                                                  ----
SECTION  1.01.  Definitions  . . . . . . . . . . . . . . . . . . .   1
SECTION  1.02.  Accounting Terms and Determinations  . . . . . . .  15
SECTION  1.03.  References . . . . . . . . . . . . . . . . . . . .  15
SECTION  1.04.  Use of Defined Terms . . . . . . . . . . . . . . .  15
SECTION  1.05.  Terminology  . . . . . . . . . . . . . . . . . . .  15


                                  ARTICLE II
                                 THE CREDITS

SECTION  2.01.  Commitments to Lend  . . . . . . . . . . . . . . .  16
SECTION  2.02.  Method of Borrowing  . . . . . . . . . . . . . . .  16
SECTION  2.03.  Money Market Loans   . . . . . . . . . . . . . . .  18
SECTION  2.04.  Notes  . . . . . . . . . . . . . . . . . . . . . .  22
SECTION  2.05.  Maturity of Loans  . . . . . . . . . . . . . . . .  22

SECTION  2.06.  Interest Rates   . . . . . . . . . . . . . . . . .  23
SECTION  2.07.  Fees   . . . . . . . . . . . . . . . . . . . . . .  24
SECTION  2.08.  Optional Termination or Reduction of Commitments .  25
SECTION  2.09.  Termination of Commitments . . . . . . . . . . . .  25
SECTION  2.10.  Optional Prepayments   . . . . . . . . . . . . . .  25


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SECTION   2.11.  Mandatory Prepayments . . . . . . . . . . . . . . .  26
SECTION   2.12.  General Provisions as to Payments . . . . . . . . .  26
SECTION   2.13.  Computation of Interest and Fees. . . . . . . . . .  27


                                ARTICLE III
                          CONDITIONS TO BORROWINGS

SECTION   3.01.  Conditions to First Borrowing . . . . . . . . . . .  27
SECTION   3.02.  Conditions to All Borrowings. . . . . . . . . . . .  28


                                ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES

SECTION   4.01.  Corporate Existence and Power . . . . . . . . . . .  29
SECTION   4.02.  Corporate and Governmental Authorization;
                   No Contravention  . . . . . . . . . . . . . . . .  29
SECTION   4.03.  Binding Effect  . . . . . . . . . . . . . . . . . .  29
SECTION   4.04.  Financial Information . . . . . . . . . . . . . . .  30
SECTION   4.05.  No Litigation . . . . . . . . . . . . . . . . . . .  30
SECTION   4.06.  Compliance with ERISA . . . . . . . . . . . . . . .  30
SECTION   4.07.  Compliance with Laws; Payment of Taxes. . . . . . .  31
SECTION   4.08.  Subsidiaries. . . . . . . . . . . . . . . . . . . .  31
SECTION   4.09.  Investment Company Act. . . . . . . . . . . . . . .  31
SECTION   4.10.  Public Utility Holding Company Act. . . . . . . . .  31
SECTION   4.11.  Ownership of Property; Liens. . . . . . . . . . . .  32
SECTION   4.12.  No Default. . . . . . . . . . . . . . . . . . . . .  32
SECTION   4.13.  Full Disclosure . . . . . . . . . . . . . . . . . .  32


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SECTION   4.14.  Environmental Matters  . . . . . . . . . . .   32
SECTION   4.15.  Capital Stock  . . . . . . . . . . . . . . .   33
SECTION   4.16.  Margin Stock . . . . . . . . . . . . . . . .   33
SECTION   4.17.  Insolvency . . . . . . . . . . . . . . . . .   33


                                 ARTICLE V
                                 COVENANTS

SECTION   5.01.  Information  . . . . . . . . . . . . . . . .   33
SECTION   5.02.  Inspection of Property, Books and Records  .   35
SECTION   5.03.  Ratio of Consolidated Senior Funded Debt
                   to Consolidated Total Capital  . . . . . .   35
SECTION   5.04.  Ratio of Consolidated Funded Debt
                   to Consolidated Total Capital  . . . . . .   35
SECTION   5.05.  Minimum Consolidated Tangible Net Worth  . .   36
SECTION   5.06.  Fixed Charges Coverage . . . . . . . . . . .   36
SECTION   5.07.  Loans or Advances  . . . . . . . . . . . . .   36
SECTION   5.08.  Investments  . . . . . . . . . . . . . . . .   36
SECTION   5.09.  Negative Pledge  . . . . . . . . . . . . . .   37
SECTION   5.10.  Maintenance of Existence . . . . . . . . . .   37
SECTION   5.11.  Dissolution  . . . . . . . . . . . . . . . .   37
SECTION   5.12.  Consolidations and Mergers . . . . . . . . .   37
Section   5.13.  Sales of Assets  . . . . . . . . . . . . . .   38
SECTION   5.14.  Use of Proceeds  . . . . . . . . . . . . . .   38
SECTION   5.15.  Compliance with Laws; Payment of Taxes . . .   38
SECTION   5.16.  Insurance  . . . . . . . . . . . . . . . . .   39
SECTION   5.17.  Change in Fiscal Year  . . . . . . . . . . .   39


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SECTION   5.18.  Maintenance of Property  . . . . . . . . . . . .  39
SECTION   5.19.  Environmental Notices  . . . . . . . . . . . . .  39
SECTION   5.20.  Environmental Matters  . . . . . . . . . . . . .  39
SECTION   5.21.  Environmental Release  . . . . . . . . . . . . .  39
SECTION   5.22.  More Restrictive Agreements  . . . . . . . . . .  40
SECTION   5.23.  Debt of Subsidiaries . . . . . . . . . . . . . .  40


                                  ARTICLE VI
                                   DEFAULTS

SECTION   6.01.  Events of Default  . . . . . . . . . . . . . . .  40
SECTION   6.02.  Notice of Default  . . . . . . . . . . . . . . .  43


                                 ARTICLE VII
                                  THE AGENT

SECTION   7.01.  Appointment; Powers and Immunities   . . . . . .  44
SECTION   7.02.  Reliance by Agent  . . . . . . . . . . . . . . .  44
SECTION   7.03.  Defaults   . . . . . . . . . . . . . . . . . . .  45
SECTION   7.04.  Rights of Agent as a Bank  . . . . . . . . . . .  45
SECTION   7.05.  Indemnification  . . . . . . . . . . . . . . . .  45
SECTION   7.06.  CONSEQUENTIAL DAMAGES  . . . . . . . . . . . . .  46
SECTION   7.07.  Payee of Note Treated as Owner   . . . . . . . .  46
SECTION   7.08.  Nonreliance on Agent and Other Banks . . . . . .  46
SECTION   7.09.  Failure to Act   . . . . . . . . . . . . . . . .  47
SECTION   7.10.  Resignation or Removal of Agent  . . . . . . . .  47


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                                  ARTICLE VIII
                     CHANGE IN CIRCUMSTANCES; COMPENSATION

SECTION   8.01.  Basis for Determining Interest Rate
                   Inadequate or Unfair. . . . . . . . . . . . . .  47

SECTION   8.02.  Illegality  . . . . . . . . . . . . . . . . . . .  48
SECTION   8.03.  Increased Cost and Reduced Return . . . . . . . .  48
SECTION   8.04.  Base Rate Loans Substituted for
                   EuroDollar Loans. . . . . . . . . . . . . . . .  50
SECTION   8.05.  Compensation. . . . . . . . . . . . . . . . . . .  50
SECTION   8.06.  HLT Classification. . . . . . . . . . . . . . . .  51
SECTION   8.07.  Replacement of Banks. . . . . . . . . . . . . . .  52


                                 ARTICLE IX
                                MISCELLANEOUS

SECTION   9.01.  Notices    . . . . . . . . . . . . . . . . . . . . 52
SECTION   9.02.  No Waivers . . . . . . . . . . . . . . . . . . . . 52
SECTION   9.03.  Expenses; Documentary Taxes  . . . . . . . . . . . 53
SECTION   9.04.  Indemnification  . . . . . . . . . . . . . . . . . 53
SECTION   9.05.  Sharing of Setoffs . . . . . . . . . . . . . . . . 53
SECTION   9.06.  Amendments and Waivers . . . . . . . . . . . . . . 54
SECTION   9.07.  No Margin Stock Collateral . . . . . . . . . . . . 55
SECTION   9.08.  Successors and Assigns . . . . . . . . . . . . . . 55
SECTION   9.09.  Confidentiality  . . . . . . . . . . . . . . . . . 58
SECTION   9.10.  Representation by Banks  . . . . . . . . . . . . . 58
SECTION   9.11.  Obligations Several  . . . . . . . . . . . . . . . 58
SECTION   9.12.  Georgia Law  . . . . . . . . . . . . . . . . . . . 58


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SECTION   9.13.  Severability . . . . . . . . . . . . . . . . . .  59
SECTION   9.14.  Interest . . . . . . . . . . . . . . . . . . . .  59
SECTION   9.15.  Interpretation . . . . . . . . . . . . . . . . .  59
SECTION   9.16.  Waiver of Jury Trial; Consent to Jurisdiction. .  59
SECTION   9.17.  Counterparts . . . . . . . . . . . . . . . . . .  59

EXHIBIT A-I      Form of Syndicated Loan Note

EXHIBIT A-2      Form of Money Market Loan Note

EXHIBIT B        Form of Opinion of Counsel for the Borrower

EXHIBIT C        Form of Opinion of Jones, Day,
                   Reavis & Pogue, Special Counsel for the Agent

EXHIBIT D        Form of Assignment and Acceptance

EXHIBIT E        Form of Notice of Borrowing

EXHIBIT F        Form of Compliance Certificate

EXHIBIT G        Form of Closing Certificate

EXHIBIT H        Form of Guaranty

EXHIBIT I        Form of Money Market Quote Request

EXHIBIT J        Form of Money Market Quote


Schedule 1.01    Cumulative Convertible Preferred Stock
                   Redemption Schedule

Schedule 4.08    Subsidiaries


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
                                CREDIT AGREEMENT


                   CREDIT AGREEMENT dated as of November 19, 1993 among AIRBORNE FREIGHT CORPORATION, the BANKS listed on the signature pages hereof and WACHOVIA BANK OF GEORGIA, N.A., as Agent.

                   The parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

                   SECTION 1.01. Definitions.  The terms as defined in this
Section 1.01 shall, for all purposes of this Agreement and any amendment hereto (except as herein otherwise expressly provided or unless the context otherwise requires), have the meanings set forth herein:

                   "ABX" means ABX AIR, INC., a Delaware corporation, and its successors and permitted assigns.

                   "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the next higher 1/16th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Euro-Dollar Reserve Percentage. The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

                   "Agent" means Wachovia Bank of Georgia, N.A., a national banking association organized under the laws of the United States of America, in its capacity as agent for the Banks hereunder, and its successors and permitted assigns in such capacity.

                   "Agent's Letter Agreement" means that certain letter agreement, dated as of August 19, 1993, between the Borrower and the Agent relating to the structure of the Loans, and certain fees from time to time payable by the Borrower to the Agent, together with all amendments and modifications thereto.

                   "Aggregate Commitments" means the sum of all of the Commitments.





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                   "Agreement" means this Credit Agreement, together with all amendments and supplements hereto.

                   "Applicable Margin" means (i) with respect to Base Rate Loans, 0%; and (ii) with respect to EuroDollar Loans, (x) if the Borrower's ratio of Consolidated Senior Funded Debt to Consolidated Total Capital is less than or equal to 0.35 to 1.0, 0.4375%, (y) if the Borrower's ratio of Consolidated Senior Funded Debt to Consolidated Total Capital is greater than
0.35 to 1.0 but equal to or less than 0.50 to 1.0, 0.6875%, and (z) if the Borrower's ratio of Consolidated Senior Funded Debt to Consolidated Total Capital is greater than 0.50 to 1.0, 0.875%. The determination of the Applicable Margin from time to time shall be made in accordance with Section 2.07(c).

                   "Assignee" has the meaning set forth in Section 9.08(c).

                   "Assignment and Acceptance" means an Assignment and Acceptance executed in accordance with Section 9.08(c), substantially in the form attached hereto as Exhibit D.

                   "Attributable Value" shall be defined (i) as to any particular lease under which the Borrower or a Consolidated Subsidiary is at the time liable (other than a Capitalized Lease Obligation), and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by the Borrower or such Consolidated Subsidiary under such lease during the initial term thereof as determined in accordance with GAAP, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capitalized Lease Obligation with like term in accordance with GAAP and (ii) as to a Capital Lease Obligation under which the Borrower or a Consolidated Subsidiary is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

                   "Authority" has the meaning set forth in Section 8.02.

                   "Bank" means each bank listed on the signature pages hereof as having a Commitment, and its successors and assigns.

                   "Base Rate" means for any Base Rate Loan for any day, the rate per annum equal to the higher as of such day of (i) the Prime Rate, and
(ii) one-half of one percent above the Federal Funds Rate. For purposes of determining the Base Rate for any






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
day, changes in the Prime Rate shall be effective on the date of each such change.

                   "Base Rate Loan" means a Loan to be made as a Base Rate Loan pursuant to the applicable Notice of Borrowing, Section 2.02(f), or Article VIII, as applicable.

                   "Borrower" means AIRBORNE FREIGHT CORPORATION, a Delaware corporation, and its successors and its permitted assigns.

                   "Borrowing" means a borrowing hereunder consisting of Loans made to the Borrower at the same time by the Banks pursuant to Article II. A Borrowing is a "Base Rate Borrowing" if such Loans are Base Rate Loans or a "Euro-Dollar Borrowing" if such Loans are Euro- Dollar Loans. A Borrowing is a "Syndicated Borrowing" if it is made pursuant to Section 2.01. A Borrowing is a "Money Market Borrowing" if it contains Money Market Loans pursuant to the procedure outlined in Section 2.03.

                   "Capital Stock" means any nonredeemable capital stock of the Borrower or any Consolidated Subsidiary (to the extent issued to a Person other than the Borrower), whether common or preferred.

                   "Capitalized Lease Obligation" means all lease obligations of a Person in respect of a lease which would be capitalized in accordance with GAAP.

                   "CERCLA" means the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq. and its implementing regulations and amendments.

                   "CERCLIS" means the Comprehensive Environmental Response Compensation and Liability Inventory System established pursuant to CERCLA.

                   "Change of Law" shall have the meaning set forth in Section 8.02.

                   "Closing Certificate" has the meaning set forth in Section 3.01(e).

                   "Closing Date" means November 19, 1993.

                   "Code" means the Internal Revenue Code of 1986, as amended, or any successor Federal tax code.






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                   "Commitment" means, with respect to each Bank, the amount
set forth opposite the name of such Bank on the signature pages hereof, as such amount may be reduced from time to time pursuant to Sections 2.08 and 2.09.

                   "Commitment Fee" has the meaning ascribed thereto in Section 2.07(a).

                   "Compliance Certificate" has the meaning set forth in
Section 5.01(c).

                   "Consolidated Fixed Charges" for any period means the sum of
(i) Consolidated Interest for such period, and (ii) all payment obligations of the Borrower and its Consolidated Subsidiaries for such period under all operating leases and rental agreements.


                   "Consolidated Funded Debt" shall be defined, without duplication, as (i) all obligations of the Borrower and its Consolidated Subsidiaries for borrowed money, (ii) all obligations of the Borrower and its Consolidated Subsidiaries evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of the Borrower and its Consolidated Subsidiaries to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all Capitalized Lease Obligations of the Borrower and its Consolidated Subsidiaries, (v) all Debt secured by a Lien on any asset of the Borrower or any Consolidated Subsidiary whether or not such Debt is otherwise an obligation of the Borrower and its Consolidated Subsidiaries, (vi) all Debt of others Guaranteed by the Borrower or any Consolidated Subsidiary which, in aggregate, exceeds $10,000,000, (vii) all obligations of the Borrower to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities and (viii) all Redeemable Preferred Stock other than the Cumulative Convertible Preferred Stock).

                   "Consolidated Interest" means, as of any date of determination, Interest of the Borrower and its Consolidated Subsidiaries.

                   "Consolidated Net Income" means, for any period, the Net Income of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis.






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
                   "Consolidated Net Worth" shall be defined as the shareholders' equity of the Borrower and its Consolidated Subsidiaries, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP, including the unredeemed portion of the Cumulative Convertible Preferred Stock, but excluding any other Redeemable Preferred Stock of the Borrower or any of its Consolidated Subsidiaries.

                   "Consolidated Operating Profits" means, for any period, the consolidated operating income of the Borrower and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP.

                   "Consolidated Senior Funded Debt" shall be defined as all Consolidated Funded Debt that is not subordinated in right of payment to the Loans under this Agreement, or, if subordinated in right of payment, has a maturity date prior to the Termination Date.

                   "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which, in accordance with GAAP, would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

                   "Consolidated Tangible Net Worth" shall be defined as Consolidated Net Worth, less the sum set forth or reflected on the most recent audited consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP, of all assets which would be treated as intangibles under GAAP, including, without limitation, goodwill whether representing the excess of cost over book value of assets acquired, or otherwise), trademarks, tradenames, copyrights, patents and technologies, and unamortized debt discount and expense.

                   "Consolidated Total Assets" means, at any time, the total assets of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis, as set forth or reflected on the most recent consolidated balance sheet of the Borrower and its Consolidated Subsidiaries, prepared in accordance with GAAP.

                   "Consolidated Total Capital" means, at any time, the sum of
(i) Consolidated Net Worth, and (ii) Consolidated Funded Debt.

                   "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or





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
not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

                   "Convertible Subordinated Debentures" means the Borrower's 1991 issued 6.75% convertible subordinated debentures.

                   "Cumulative Convertible Preferred Stock" means the Borrower's 1990 issued 6.9% cumulative convertible preferred stock.

                   "Debt" of any Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments,
(iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (iv) all obligations of such Person as lessee under capital leases, (v) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance, (vi) all Redeemable Preferred Stock of such Person (in the event such Person is a corporation), (vii) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (viii) all Debt of others Guaranteed by such Person, and (ix) all obligations of such Person to purchase securities which arise out of or in connection with the sale of the same or substantially similar securities.

                   "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                   "Default Rate" means, with respect to any Loan, on any day, the sum of the Base Rate plus 2%.

                   "Depreciation" means for any period the sum of all depreciation expenses of the Borrower and its Consolidated Subsidiaries for such period, as determined in accordance with GAAP.

                   "Dividends" means for any period the sum of all dividends paid or declared during such period in respect of any Capital Stock and Redeemable Preferred Stock (other than dividends paid or payable in the form of additional Capital Stock).






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
                   "Dollars" or "$" means dollars in lawful currency of the United States of America.

                   "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Georgia are authorized by law to close.

                   "Environmental Authority" means any foreign, federal, state, local or regional government that exercises any form of jurisdiction or authority under any Environmental Requirement.

                   "Environmental Judgments and Orders" means all judgments, decrees or orders arising from or in any way associated with any Environmental Requirements, whether or not entered upon consent, or written agreements with an Environmental Authority or other entity arising from or in any way associated with any Environmental Requirement, whether or not incorporated in a judgment, decree or order.

                   "Environmental Liabilities" means any liabilities, whether accrued, contingent or otherwise, arising from and in any way associated with any Environmental Requirements.

                   "Environmental Notices" means notice from any Environmental Authority or by any other person or entity, of possible or alleged noncompliance with or liability under any Environmental Requirement, including without limitation any complaints, citations, demands or requests from any Environmental Authority or from any other person or entity for correction of any violation of any Environmental Requirement or any investigations concerning any violation of any Environmental Requirement.

                   "Environmental Proceedings" means any judicial or administrative proceedings arising from or in any way associated with any Environmental Requirement.


                   "Environmental Releases" means releases as defined in CERCLA or under any applicable state or local environmental law or regulation.

                   "Environmental Requirements" means any legal requirement relating to health, safety or the environment and applicable to the Borrower, any Subsidiary or the Properties, including but not limited to any such requirement under CERCLA or similar state legislation and all federal, state and local laws, ordinances, regulations, orders, writs, decrees and common law.






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
                   "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor law. Any reference to any provision of ERISA shall also be deemed to be a reference to any successor provision or provisions thereof.

                   "Euro-Dollar Business Day" means any Domestic Business Day on which dealings in Dollar deposits are carried out in the London interbank market.

                   "Euro-Dollar Loan" means a Loan to be made as a Euro-Dollar Loan pursuant to the applicable Notice of Borrowing.

                   "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

                   "Event of Default" has the meaning set forth in Section 6.01.

                   "Facility Fee" has the meaning ascribed thereto in Section 2.07(b).

                   "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the next higher 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Agent on such day on such transactions, as determined by the Agent.






ATMAIN Doc: 29851.9                       8

                   "Fiscal Quarter" means any fiscal quarter of the Borrower.

                   "Fiscal Year" means any fiscal year of the Borrower.

                   "Forwarding" means Airborne Forwarding Corporation, a Delaware corporation, and its successors and permitted assigns.

                   "GAAP" means generally accepted accounting principles applied on a basis consistent with those which, in accordance with Section 1.02, are to be used in making the calculations for purposes of determining compliance with the terms of this Agreement.

                   "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to secure, purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to provide collateral security, to take-or-pay, or to maintain financial statement conditions or otherwise) or
(ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                   "Guarantors" means, individually and collectively, (i) ABX,
(ii) Forwarding and (iii) any other Person delivering a Guaranty to the Agent, together with each of their respective successors and permitted assigns.

                   "Guaranty" means, individually and collectively, (i) those certain Guaranty Agreements, substantially in the form of Exhibit H hereto, executed and delivered by the Guarantors, jointly and severally, to the Agent, for the ratable benefit of each of the Banks, together with all amendments and modifications thereto and (ii) any other guaranty agreement delivered to the Agent for the purpose of providing a Guarantee of any of the Borrower's or the Guarantors' obligations under any of the Loan Documents, together with all amendments and modifications thereto.






ATMAIN Doc: 29851.9                       9

                   "Hazardous Materials" includes, without limitation, (a) solid or hazardous waste, as defined in the Resource Conservation and Recovery Act of 1980, 42 U.S.C. Section 6901 et seq. and its implementing regulations and amendments, or in any applicable state or local law or regulation, (b) "hazardous substance", "pollutant", or "contaminant" as defined in CERCLA, or in any applicable state or local law or regulation, (c) gasoline, or any other petroleum product or by-product, including, crude oil or any fraction thereof,
(d) toxic substances, as defined in the Toxic Substances Control Act of 1976, or in any applicable state or local law or regulation or (e) insecticides, fungicides, or rodenticides, as defined in the Federal Insecticide, Fungicide, and Rodenticide Act of 1975, or in any applicable state or local law or regulation, as each such Act, statute or regulation may be amended from time to time.

                   "HLT Classification" has the meaning set forth in Section
8.06.

                   "Income Available for Fixed Charges" for any period means the sum of (i) Consolidated Net Income, (ii) taxes on income, (iii) Consolidated Fixed Charges, and (iv) Depreciation, all determined with respect to the Borrower and its Consolidated Subsidiaries on a consolidated basis for such period and in accordance with GAAP.

                   "Interest" means, as of any date of determination, gross interest accrued before capitalized interest and interest income, as determined in accordance with GAAP.

                   "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the first, second, third or sixth month thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

                   (a) any Interest Period (subject to paragraph (c) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

                   (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the






ATMAIN Doc: 29851.9                      10
          appropriate subsequent calendar month) shall, subject to paragraph
          (c) below, end on the last Euro-Dollar Business Day of the appropriate subsequent calendar month; and

                   (c) no Interest Period may be selected which would end after the Termination Date.


(2) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 30 days thereafter; provided that:

                   (a) any Interest Period (subject to paragraph (b) below) which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

                   (b) any Interest Period which begins before the Termination Date and would otherwise end after the Termination Date shall end on the Termination Date.

                   "Investment" means any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contribution to such Person, loan or advance to such Person, making of a time deposit with such Person, Guarantee or assumption of any obligation of such Person or otherwise.

                   "Lending Office" means, as to each Bank, its office located at its address set forth on the signature pages hereof (or identified on the signature pages hereof as its Lending Office) or such other office as such Bank may hereafter designate as its Lending Office by notice to the Borrower and the Agent.

                   "Lien" means, with respect to any asset, any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, security interest, security title, preferential arrangement which has the practical effect of constituting a security interest or encumbrance, or encumbrance or servitude of any kind in respect of such asset to secure or assure payment of a Debt or a Guarantee, whether by consensual agreement or by operation of statute or other law, or by any agreement, contingent or otherwise, to provide any of the foregoing. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.






ATMAIN Doc: 29851.9                      11

                   "Loan" means a Base Rate Loan, a Euro-Dollar Loan, a Syndicated Loan, or a Money Market Loan and "Loans" means Base Rate Loans, Euro-Dollar Loans, Syndicated Loans, or Money Market Loans.

                   "Loan Documents" means this Agreement, the Notes, the Guaranty, any other document evidencing, relating to or securing the Loans, and any other document or instrument delivered from time to time in connection with this Agreement, the Notes, or the Loans, as such documents and instruments may be amended or supplemented from time to time.

                   "London Interbank Offered Rate" applicable to any Euro-Dollar Loan means for the Interest Period of such Loan, the rate per annum determined on the basis of the offered rate for deposits in Dollars of amounts equal or comparable to the principal amount of such Loan offered for a term comparable to such Interest Period, which rates appear on the Reuters Screen LIBO Page as of 11:00 A.M., London time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, provided that (i) if more than one such offered rate appears on the Reuters Screen LIBO Page, the "London Interbank Offered Rate" will be the arithmetic average (rounded upward, if necessary, to the next higher 1/16th of 1%) of such offered rates; (ii) if no such offered rates appear on such page, the "London Interbank Offered Rate" for such Interest Period will be the arithmetic average (rounded upward, if necessary, to the next higher 1/16th of 1%) of rates quoted by not less than two major banks in New York City, selected by the Agent, at approximately 10:00 A.M., New York City time, 2 Euro-Dollar Business Days prior to the first day of such Interest Period, for deposits in Dollars offered to leading European banks for a period comparable to such Interest Period in an amount comparable to the principal amount of such Loan.

                   "Majority Banks" means at any time Banks having at least 51% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Banks holding at least 51% of the aggregate outstanding principal amount of the sum of (i) Syndicated Loans and (ii) Money Market Loans.

                   "Margin Stock" means "margin stock" as defined in Regulations G, T, U or X.

                   "Material Adverse Effect" means, with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or






ATMAIN Doc: 29851.9                      12
governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (a) the financial condition, operations, business, properties or prospects of the Borrower and its Consolidated Subsidiaries taken as a whole, (b) the rights and remedies of the Agent or the Banks under the Loan Documents, or the ability of the Borrower or the Guarantors to perform their respective obligations under the Loan Documents to which it is a party, as applicable, or (c) the legality, validity or enforceability of any Loan Document.

                   "Mitsui Agreement" means that certain letter agreement dated as of December 5, 1989 among the Borrower, ABX and Mitsui & Co., Ltd., as supplemented by Supplement No. 1 thereto dated as of March 15, 1990, and as further supplemented by Supplement No. 2 thereto dated as of September 12, 1991, and as further amended from time to time with the consent of the Required Banks.


                   "Money Market Loan Notes" means the promissory notes of the Borrower, substantially in the form of Exhibit A-2, evidencing the obligation of the Borrower to repay Money Market Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

                   "Money Market Loans" means Loans made pursuant to the terms and conditions set forth in Section 2.03 hereof.

                   "Money Market Quote" has the meaning specified in Section
2.03.

                   "Money Market Quote Request" has the meaning specified in
Section 2.03.

                   "Money Market Rate" has the meaning specified in Section
2.03.

                   "Multiemployer Plan" shall have the meaning set forth in
Section 4001(a) (3) of ERISA.

                   "Net Income" means, as applied to any Person for any period, the aggregate amount of net income of such Person, after taxes, for such period, as determined in accordance with GAAP.

                   "Net Proceeds of Capital Stock" means any proceeds received by the Borrower or a Consolidated Subsidiary (or, in the





ATMAIN Doc: 29851.9                      13
case of the Convertible Subordinated Debentures, net additions to capital of the Borrower) in respect of the issuance of Capital Stock, including, without limitation, any such issuance resulting from a conversion of the Convertible Subordinated Debentures, after deducting therefrom all reasonable and customary costs and expenses incurred by the Borrower or such Consolidated Subsidiary directly in connection with the issuance of such Capital Stock.

                   "Notes" means, individually and collectively, as the context shall require, each of the Syndicated Loan Notes and Money Market Loan Notes.

                   "Notice of Borrowing" has the meaning set forth in Section 2.02.

                   "Participant" has the meaning set forth in Section 9.08(b).

                   "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

                   "Performance Pricing Determination Date" has the meaning ascribed thereto in Section 2.07(c).

                   "Person" means an individual, a corporation, a partnership, an unincorporated association, a trust or any other






ATMAIN Doc: 29851.9                       14
entity or organization, including, but not limited to, a government or political subdivision or an agency or instrumentality thereof.

                   "Plan" means at any time an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and is either (i) maintained by a member of the Controlled Group for employees of any member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding 5 plan years made contributions.

                   "Preferred Stock Dividends" means Dividends in respect of the Cumulative Convertible Preferred Stock.

                   "Prime Rate" refers to that interest rate so denominated and set by Wachovia from time to time as an interest rate basis for borrowings.
The Prime Rate is but one of several interest rate bases used by Wachovia. Wachovia lends at interest rates above and below the Prime Rate.

                   "Properties" means all real property owned, leased or otherwise used or occupied by the Borrower or any Subsidiary, wherever located.

                    "Quarterly Date" means each March 31, June 30, September 30, and December 31.

                   "Redeemable Preferred Stock" of any Person means any preferred stock issued by such Person which is at any time prior to the Termination Date either (i) mandatorily redeemable (by sinking fund or similar payments or otherwise) or (ii) redeemable at the option of the holder thereof.

                   "Regulation G" means Regulation G of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                   "Regulation T" means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.





ATMAIN Doc: 29851.9                       15

                   "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time, together with all official rulings and interpretations issued thereunder.

                   "Regulation X" means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time






ATMAIN Doc: 29851.9                       16
to time, together with all official rulings and interpretations issued thereunder.

                   "Related Business Acquisition" means any acquisition (either of stock or assets) of any Person (or division thereof) in the business of providing shipment transportation or logistics services.

                   "Required Banks" means at any time Banks having at least 66 2/3% of the aggregate amount of the Commitments or, if the Commitments are no longer in effect, Banks holding at least 66 2/3% of the aggregate outstanding principal amount of the sum of (i) Syndicated Loans and (ii) Money Market Loans.

                   "Stated Maturity Date" means, with respect to any Money Market Loan, the Stated Maturity Date therefor specified by the Bank in the applicable Money Market Quote.

                   "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

                   "Syndicated Loans" means Base Rate Loans or Euro-Dollar Loans made pursuant to the terms and conditions set forth in Section 2.01.

                   "Syndicated Loan Notes" means the promissory notes of the Borrower, substantially in the form of Exhibit A-1, evidencing the obligation of the Borrower to repay Syndicated Loans, together with all amendments, consolidations, modifications, renewals and supplements thereto.

                   "Termination Date" means May 31, 1997, unless such date is otherwise extended by the Banks pursuant to Section 2.05(c), in their sole and absolute discretion.

                   "Third Parties" means all lessees, sublessees, licensees and other users of the Properties, excluding those users of the Properties in the ordinary course of the Borrower's business and on a temporary basis.

                   "Transferee" has the meaning set forth in Section 9.08(d)

                   "Unused Commitment" means at any date, with respect to any Bank, an amount equal to its Commitment less the aggregate






ATMAIN Doc: 29851.9                       17
outstanding principal amount of its Syndicated Loans. The available amount of the Unused Commitments shall be reduced from time to time (due to Money Market Borrowings) to the extent set forth in Section 2.01.






ATMAIN Doc: 29851.9                18

                   "Wachovia" means Wachovia Bank of Georgia, N.A., a national banking association, and its successors.

                   "Wholly Owned Subsidiary" means any Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

                   SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all terms of an accounting character used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants or otherwise required by a change in GAAP) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks unless with respect to any such change concurred in by the Borrower's independent public accountants or required by GAAP, in determining compliance with any of the provisions of this Agreement or any of the other Loan Documents: (i) the Borrower shall have objected to determining such compliance on such basis at the time of delivery of such financial statements, or (ii) the Required Banks shall so object in writing within 30 days after the delivery of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 5.01 hereof, shall mean the financial statements referred to in Section 4.04).

                   SECTION 1.03. References. Unless otherwise indicated, references in this Agreement to "Articles", "Exhibits", "Schedules", "Sections" and other Subdivisions are references to articles, exhibits, schedules, sections and other subdivisions hereof.

                   SECTION 1.04. Use of Defined Terms. All terms defined in this Agreement shall have the same defined meanings when used in any of the other Loan Documents, unless otherwise defined therein or unless the context shall require otherwise.

                   SECTION 1.05. Terminology. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the






ATMAIN Doc: 29851.9                       19
singular. Titles of Articles and Sections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.






ATMAIN Doc: 29851.9                       20

                                   ARTICLE II

                                  THE CREDITS

                   SECTION 2.01. Commitments to Lend. Each Bank severally agrees, on the terms and conditions set forth herein, to make Syndicated Loans to the Borrower from time to time before the Termination Date; provided that, immediately after each such Syndicated Loan is made, the aggregate principal amount of Syndicated Loans by such Bank shall not exceed the amount of its Commitment. Each Syndicated Borrowing under this Section 2.01 shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that any such Syndicated Borrowing may be in the aggregate amount of the Unused Commitments) and shall be made from the several Banks ratably in proportion to their respective Commitments. The Unused Commitments available for Syndicated Loans under this Section 2.01 shall be automatically and ratably reduced by the principal amount of all Money Market Loans made by any Bank pursuant to Section 2.03. Within the foregoing limits, the Borrower may borrow under this Section 2.01, repay or, to the extent permitted by Section 2.10, prepay Syndicated Loans and reborrow under this Section 2.01 at any time before the Termination Date.

                   SECTION 2.02. Method of Borrowing. (a) The Borrower shall give the Agent notice (a "Notice of Borrowing"), which shall be substantially in the form of Exhibit E, on the same day for a Base Rate Borrowing, and at least 3 Euro-Dollar Business Days' notice prior to each Euro-Dollar Borrowing (all notices being effective on the day delivered so long as the Agent shall have received same prior to 12:00 P.M. (noon), Atlanta, Georgia time) specifying:

                           (i)  the date of such Borrowing,
          which shall be a Domestic Business Day in the case of a Base Rate Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

                           (ii) the aggregate amount of such
          Borrowing,

                           (iii) whether the Syndicated Loans comprising such Borrowing are to be Base Rate Loans or Euro-Dollar Loans, and

                           (iv) in the case of a Euro-Dollar Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.






ATMAIN Doc: 29851.9                      21

                   (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.






ATMAIN Doc: 29851.9                      22

                   (c) Not later than 2:00 P.M. (Atlanta, Georgia time) on the date of each Syndicated Borrowing, each Bank shall (except as provided in paragraph (d) of this Section) make available its ratable share of such Syndicated Borrowing, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address referred to in Section 9.01. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address not later than 4:30 P.M. (Atlanta, Georgia time) on the date of any relevant Syndicated Borrowing. Unless the Agent receives notice from a Bank, at the Agent's address referred to in or specified pursuant to Section 9.01, (i) in the case of a Base Rate Borrowing, no later than 3:00 P.M. (Atlanta, Georgia time) on the same day as such Base Rate Borrowing and (ii) in the case of any other type of Syndicated Borrowing, no later than 4:00 P.M. (Atlanta, Georgia time) on the Domestic Business Day before the date of a Syndicated Borrowing stating that such Bank will not make a Loan in connection with such Syndicated Borrowing, the Agent shall be entitled to assume that such Bank will make a Loan in connection with such Syndicated Borrowing and, in reliance on such assumption, the Agent may (but shall not be obligated to) make available such Bank's ratable share of such Syndicated Borrowing to the Borrower for the account of such Bank. If the Agent makes any such Bank's ratable share of a Borrowing available to the Borrower, the Agent shall promptly notify (which notice may be telephonic) the Borrower of the identity of the Bank for whom such funds were advanced and the amount of such advance. The Agent shall promptly notify (which notice may be telephonic) the Borrower of the details of any notice received from any Bank stating that any such Bank does not intend to make its ratable share of funds available in connection with any relevant Borrowing. If the Agent makes such Bank's ratable share available to the Borrower and such Bank does not in fact make its ratable share of such Syndicated Borrowing available on such date, the Agent shall be entitled to recover such Bank's ratable share from such Bank or the Borrower (and for such purpose shall be entitled to charge such amount to any account of the Borrower maintained with the Agent upon prior notice to the Borrower), together with interest thereon for each day during the period from the date of such Syndicated Borrowing until such sum shall be paid in full at a rate per annum equal to the rate at which the Agent determines that it obtained (or could have obtained) overnight Federal funds to cover such amount for each such day during such period, provided that any such payment by the Borrower of such Bank's ratable share and interest thereon shall be without prejudice to any rights that the Borrower may






ATMAIN Doc: 29851.9                      23
have against such Bank. If the Agent does not exercise its option to advance funds for the account of such Bank, it shall forthwith notify the Borrower of such decision.

                   (d) If any Bank makes a new Syndicated Loan hereunder on a day on which the Borrower is to repay all or any






ATMAIN Doc: 29851.9                       24
part of an outstanding Syndicated Loan from such Bank, such Bank shall apply the proceeds of its new Syndicated Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in paragraph (c) of this Section, or remitted by the Borrower to the Agent as provided in Section 2.12, as the case may be.

                   (e) Notwithstanding anything to the contrary contained in this Agreement, including, without limitation Section 2.01 and Section 2.03, no Euro-Dollar Borrowing or Money Market Borrowing may be made if there shall have occurred a Default or an Event of Default, which Default or Event of Default shall not have been cured or waived.

                   (f) In the event that a Notice of Borrowing fails to specify whether the Syndicated Loans comprising such Syndicated Borrowing are to be Base Rate Loans or Euro-Dollar Loans, such Syndicated Loans shall be made as Base Rate Loans. If the Borrower is otherwise entitled under this Agreement to repay any Syndicated Loans maturing at the end of an Interest Period applicable thereto with the proceeds of a new Syndicated Borrowing, and the Borrower fails to repay such Syndicated Loans using its own moneys and fails to give a Notice of Borrowing in connection with such new Syndicated Borrowing, a new Syndicated Borrowing shall be deemed to be made on the date such Syndicated Loans mature in an amount equal to the principal amount of the Syndicated Loans so maturing, and the Syndicated Loans comprising such new Syndicated Borrowing shall be Base Rate Loans.

                   (g) Notwithstanding anything to the contrary contained herein, including, without limitation Section 2.01 and Section 2.03, there shall not be more than 9 Interest Periods and/or Stated Maturity Dates applicable to the Loans at any given time.

                   SECTION 2.03. Money Market Loans. (a) In addition to making Syndicated Borrowings, the Borrower may, as set forth in this Section 2.03, request the Banks to make offers to make Money Market Borrowings available to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set. forth in this Section 2.03, provided that:

                           (i) there may be no more than 9 Interest Periods and/or Stated Maturity Dates applicable to the Loans at any given time; and







ATMAIN Doc: 29851.9                      25

                           (ii) the aggregate principal amount of all Money Market Loans, together with the aggregate principal amount of all Syndicated Loans, at any one time outstanding shall not exceed the aggregate amount of the Commitments of all of the Banks at such time.






ATMAIN Doc: 29851.9                      26

                   (b) When the Borrower wishes to request offers to make Money Market Loans, it shall give the Agent (which shall promptly notify the Banks) notice substantially in the form of Exhibit I hereto (a "Money Market Quote Request") so as to be received no later than 12:00 P.M. (noon) (Atlanta, Georgia time) at least 1 Euro-Dollar Business Day prior to the date of the Money Market Borrowing proposed therein or such other time and date as the Borrower and the Agent, with the consent of the Required Banks, may agree), specifying:

                           (i)  the proposed date of such Money Market
          Borrowing, which shall be a Domestic Business Day (the "Quotation Date");

                           (ii) the maturity date (or dates) (each a "Stated Maturity Date") for repayment of each Money Market Loan to be made as part of such Money Market Borrowing which Stated Maturity Date shall be that date occurring either 7 days, 14 days, 30 days, or any other amount of days greater than 30 days but not greater than 185 days from the date of such Money Market Borrowing); provided, that the Stated Maturity Date for any Money Market Loan may not extend beyond the Termination Date (as in effect on the date of such Money Market Quote Request); and

                           (iii) the aggregate amount of principal to be received by the Borrower as a result of such Money Market Borrowing, which shall be at least $5,000,000 (and in larger integral multiples of $1,000,000) but shall not cause the limits specified in Section 2.03(a) to be violated.

The Borrower may request offers to make Money Market Loans having up to 3 different Stated Maturity Dates in a single Money Market Quote Request; provided, that the request for each separate Stated Maturity Date shall be deemed to be a separate Money Market Quote Request for a separate Money Market Borrowing. Except as otherwise provided in the preceding sentence, after the first Money Market Quote Request has been given hereunder, no Money Market Quote Request shall be given until at least 3 Domestic Business Days after all prior Money Market Quote Requests have been fully processed by the Agent, the Banks and the Borrower pursuant to this Section 2.03.

                       (c) (i) Each Bank may, but shall have no obligation to,
                   submit a response containing an offer to make a Money Market Loan substantially in the form of Exhibit J hereto (a "Money Market Quote") in response to any Money Market Quote Request; provided, that, if the Borrower's request under






ATMAIN Doc: 29851.9                      27

                   Section 2.03(b) specified more than 1 Stated Maturity Date, such Bank may, but shall have no obligation to, make a single submission containing a separate offer for each such Stated Maturity Date and each such separate offer shall be deemed to be a separate Money Market Quote. Each Money Market Quote must be submitted to the Agent not later than






ATMAIN Doc: 29851.9                     28

          10:30 A.M. (Atlanta, Georgia time) on the Quotation Date; provided that any Money Market Quote submitted by Wachovia may be submitted, and may only be submitted, if Wachovia notifies the Borrower of the terms of the offer contained therein not later than 10:15 A.M. (Atlanta, Georgia time) on the Quotation Date (or 15 minutes prior to the time that the other Banks must have submitted their respective Money Market Quotes). Subject to Section 6.01, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

                           (ii) Each Money Market Quote shall specify:

                           (A) the proposed date of the Money Market Borrowing
                   and the Stated Maturity Date therefor;

                           (B) the principal amounts of the Money Market Loan
                   which the quoting Bank is willing to make for the applicable Money Market Quote, which principal amounts (x) may be greater than or less than the Commitment of the quoting Bank, (y) shall be at least $1,000,000 or a larger integral multiple of $1,000,000, and (z) may not exceed the principal amount of the Money Market Borrowing for which offers were requested;

                           (C) the rate of interest per annum (rounded upwards,
                   if necessary, to the nearest 1/100th of 1%) offered for each such Money Market Loan, (such amounts being hereinafter referred to as the "Money Market Rate"); and

                           (D) the identity of the quoting Bank.

          Unless otherwise agreed by the Agent and the Borrower, no Money Market Quote shall contain qualifying, conditional or similar language or propose terms other than or in addition to those set forth in the applicable Money Market Quote Request (other than setting forth the maximum principal amounts of the Money Market Loan which the quoting Bank is willing to make for the applicable Interest Period).

                   (d) The Agent shall as promptly as practicable after the Money Market Quote is submitted (but in any event not later than 11:30 A.M. (Atlanta, Georgia time)) on the Quotation Date, notify the Borrower of the terms (i) of any Money Market Quote submitted by a Bank that is in accordance with Section 2.03(c) and (ii) of any Money Market Quote that amends, modifies or is





ATMAIN Doc: 29851.9                      29
otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such





ATMAIN Doc: 29851.9                      30
former Money Market Quote.  The Agent's notice to the Borrower shall specify
(A) the principal amounts of the Money Market Borrowing for which offers have been received and (B) the respective principal amounts and Money Market Rates so offered by each Bank (identifying the Bank that made each Money Market Quote).

                   (e) Not later than 12:00 P.M. (noon) (Atlanta, Georgia time) on the Quotation Date, the Borrower shall notify the Agent of its acceptance or nonacceptance of the offers so notified to it pursuant to Section 2.03(d) and the Agent shall promptly notify each affected Bank. In the case of acceptance, such notice shall specify the aggregate principal amount of offers (for each Stated Maturity Date) that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

                           (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request;

                           (ii) the aggregate principal amount of each Money Market Borrowing shall be at least $1,000,000 (and in larger multiples of $1,000,000) but shall not cause the limits specified in
          Section 2.03(a) to be violated;

                          (iii) acceptance of offers may only be made in ascending order of Money Market Rates; and

                           (iv) the Borrower may not accept any offer where the Agent has advised the Borrower that such offer fails to comply with
          Section 2.03(c) (ii) or otherwise fails to comply with the requirements of this Agreement (including without limitation, Section 2.03(a)).

If offers are made by 2 or more Banks with the same Money Market Rates for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Stated Maturity Date, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Borrower among such Banks as nearly as possible in proportion to the aggregate principal amount of such offers. Determinations by the Borrower of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

                   (f) Any Bank whose offer to make any Money Market Loan has been accepted shall, not later than 1:30 P.M. (Atlanta, Georgia time) on the Quotation Date, make the appropriate amount





ATMAIN Doc: 29851.9                      31
of such Money Market Loan available to the Agent at its address referred to in Section 9.01 in immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower on such date by depositing the same, in immediately available





ATMAIN Doc: 29851.9                      32
funds, not later than 4:30 P.M. (Atlanta, Georgia time), in an account of such Borrower maintained with Wachovia.

                   SECTION 2.04. Notes. (a) The Syndicated Loans of each Bank shall be evidenced by a single Syndicated Loan Note payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of such Bank's Commitment.

                   (b) The Money Market Loans made by any Bank to the Borrower shall be evidenced by a single Money Market Loan Note payable to the order of such Bank for the account of its Lending Office in an amount equal to the original principal amount of the Aggregate Commitments.

                   (c) Upon receipt of each Bank's Notes pursuant to Section 3.01, the Agent shall deliver such Notes to such Bank. Each Bank shall record, and prior to any transfer of its Notes shall endorse on the schedules forming a part thereof appropriate notations to evidence, the date, amount and maturity of, and effective interest rate for, each Loan made by it, the date and amount of each payment of principal made by the Borrower with respect thereto, and such schedules of each such Bank's Notes shall constitute rebuttable presumptive evidence of the respective principal amounts owing and unpaid on such Bank's Notes; provided, that the failure of any Bank to make any such recordation or endorsement shall not affect the obligation of the Borrower hereunder or under the Notes or the ability of any Bank to assign its Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Notes and to attach to and make a part of any Note a continuation of any such schedule as and when required. In order to verify the Loans outstanding from time to time, at the request of the Borrower, the Agent shall furnish the Borrower with its records of transactions under this Agreement, in reasonable detail.

                   SECTION 2.05. Maturity of Loans. (a) Each Syndicated Loan included in any Syndicated Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

                   (b) Each Money Market Loan included in any Money Market Borrowing shall mature, and the principal amount thereof shall be due and payable upon the Stated Maturity Date therefor.

                   (c) Notwithstanding the foregoing, the outstanding principal amount of the Loans, if any, together with all accrued but unpaid interest thereon, if any, shall be due and payable on







ATMAIN Doc: 29851.9                      33

May 31, 1997, unless the Termination Date is otherwise extended by the Banks, in their sole and absolute discretion. Upon the written request of the Borrower, which request shall be delivered to the Agent at least 90 days prior to each Extension Date (as such term is hereinafter defined), the Banks shall have the option (without any obligation whatsoever so to do) of extending






ATMAIN Doc: 29851.9                      34
the Termination Date for additional one-year periods on each of May 31, 1995 and May 31, 1996 (each, an "Extension Date"). In the event that a Bank chooses not to extend the Termination Date for such an additional one-year period, notice shall be given by such Bank to the Borrower and the Agent at least 60 days prior to the relevant Extension Date; provided, that the Termination Date shall not be extended with respect to any of the Banks unless the Required Banks are willing to extend the Termination Date and (x) the remaining Banks shall purchase ratable assignments (without any obligation so to do) from such terminating Bank (in the form of an Assignment and Acceptance) in accordance with their respective percentage of the remaining Aggregate Commitments; provided, that, such Banks shall be provided such opportunity (which opportunity shall allow such Banks at least 15 Domestic Business Days in which to make a decision) prior to the Borrower finding another bank pursuant to the immediately succeeding clause (y); and, provided, further, that, should any of the remaining Banks elect not to purchase such an assignment, then, such other remaining Banks shall be entitled to purchase an assignment from any Terminating Bank which includes the ratable interest that was otherwise available to such non-purchasing remaining Bank or Banks, as the case may be,
(y) the Borrower shall find another bank, acceptable to the Agent, willing to accept an assignment from such terminating Bank (in the form of an Assignment and Acceptance) or (z) the Borrower shall reduce the Aggregate Commitments in an amount equal to the Commitment of any such terminating Bank. In furtherance of the foregoing, if the Termination Date is not extended for an additional one year period on or before May 31, 1995, then the Borrower may not request that the Termination Date be extended for an additional one year period on May 31, 1996.

                   SECTION 2.06. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such date plus the Applicable Margin. Such interest shall be payable for each Interest Period on the last day thereof.

                   (b) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the Applicable Margin plus the applicable Adjusted London Interbank Offered Rate for such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof.






ATMAIN Doc: 29851.9                      35

                   (c) Each Money Market Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Money Market Loan is made until it becomes due, at a rate per annum equal to the applicable Money Market Rate set forth in the relevant Money Market Quote.
Such interest shall be payable on the Stated Maturity Date thereof, and, if the Stated






ATMAIN Doc: 29851.9                   36

Maturity Date occurs more than 90 days after the date of the relevant Money Market Loan, at intervals of 90 days after the first day thereof.

                   (d) After the occurrence and during the continuance of a Default, the principal amount of the Loans (and, to the extent permitted by applicable law, all accrued interest thereon) may, at the election of the Required Banks, bear interest at the Default Rate.

                   SECTION 2.07. Fees. (a) The Borrower shall pay to the Agent for the ratable account of each Bank a commitment fee (the "Commitment Fee") on the quarterly average daily aggregate available amount of the Unused Commitments, as follows: (i) if the Borrower's ratio of Consolidated Senior Funded Debt to Consolidated Total Capital is less than or equal to 0.35 to 1.0, 0.0625%, (ii) if the Borrower's ratio of Consolidated Senior Funded Debt to Consolidated Total Capital is greater than 0.35 to 1.0, but equal to or less than 0.50 to 1.0, 0.0625%, and (iii) if the Borrower's ratio of Consolidated Senior Funded Debt to Consolidated Total Capital is greater than 0.50 to 1.0, 0.125%. The Commitment Fee shall accrue at all times from and including the Closing Date to but excluding the Termination Date and shall be payable, in arrears, on each Quarterly Date and on the Termination Date.

                   (b) The Borrower shall pay to the Agent for the ratable account of each Bank a facility fee (the "Facility Fee") on the maximum amount of the Aggregate Commitments in effect for any relevant period, irrespective of usage, as follows: (i) if the Borrower's ratio of Consolidated Senior Funded Debt to Consolidated Total Capital is less than or equal to 0.35 to 1.0, 0.125%, (ii) if the Borrower's ratio of Consolidated Senior Funded Debt to Consolidated Total Capital is greater than 0.35 to 1.0 but equal to or less than 0.50 to 1.0, 0.1875%, and (iii) if the Borrower's ratio of Consolidated Senior Funded Debt to Consolidated Total Capital is greater than 0.50 to 1.0, 0.375%. The Facility Fee shall accrue at all times from and including the Closing Date to but excluding the Termination Date and shall be payable, in arrears, on each Quarterly Date and on the Termination Date.

                   (c) In determining the amounts to be paid by the Borrower pursuant to Sections 2.06(a), 2.06(b), 2.07(a) and 2.07(b), the Borrower and the Banks shall refer to the Borrower's most recent financial statements delivered to the Banks pursuant to Section 5.01(a) (together with the Compliance Certificate delivered in connection therewith, the "Audited Statements") and Section 5.01(b) (together with the Compliance Certificate






ATMAIN Doc: 29851.9                      37
delivered in connection therewith, the "Unaudited Statements"); provided, that, should any relevant Audited Statements or Unaudited Statements be delivered on a date other than a Performance Pricing Determination Date, any necessary changes in the Applicable Margin and fees to be paid shall not be effective,






ATMAIN Doc: 29851.9                      38
except to the extent hereinafter provided to the contrary within this Section 2.07(c), until the next succeeding Performance Pricing Determination Date (as such term is hereinafter defined); provided, further, that, should the Audited Statements reflect a ratio of Consolidated Senior Funded Debt to Consolidated Total Capital other than the ratio of Consolidated Senior Funded Debt to Consolidated Total Capital determined by the most recently delivered Unaudited Statements, then (i) prospectively, for the period from the date upon which the Audited Statements were delivered to the next succeeding Performance Pricing Determination Date, the appropriate pricing determination shall be made by reference to the Audited Statements, (ii) should the Audited Statements reveal that the Borrower should have paid interest and fees at a higher rate for the period from the last Performance Pricing Determination Date to the next Performance Pricing Determination Date then the Borrower shall immediately pay to the Banks such amounts as are necessary to cause the Banks to have received the appropriate return, and (iii) should the Audited Statements reveal that the Borrower should have paid interest and fees at a lower rate for the period from the last Performance Pricing Determination Date to the next Performance Pricing Determination Date, then, so long as no Default shall be in existence, the Banks shall promptly pay to the Borrower such amounts as are necessary to cause the Banks to have received the appropriate return. For purposes hereof, "Performance Pricing Determination Date" shall mean each date that occurs 45 days after the end of each Fiscal Quarter of the Borrower. All determinations hereunder shall be made by the Agent unless the Required Banks shall object to any such determination.

                   (d) The Borrower shall pay to the Agent, for the account and sole benefit of the Agent, such fees and other amounts at such times as set forth in the Agent's Letter Agreement.

                   SECTION 2.08. Optional Termination or Reduction of Commitments. The Borrower may, upon at least 3 Domestic Business Days' notice to the Agent (which notice the Agent shall promptly forward to the Banks), terminate at any time, or proportionately reduce the Unused Commitments from time to time by an aggregate amount of at least $5,000,000, or any larger multiple of $1,000,000. If the Commitments are terminated in their entirety, all accrued fees (as provided under Section 2.07) shall be due and payable on the effective date of such termination.

                   SECTION 2.09. Termination of Commitments. The Commitments shall terminate on the Termination Date and any Loans (together with accrued interest thereon) then outstanding shall be due and payable on such date.





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
                   SECTION 2.10. Optional Prepayments. (a) The Borrower may, upon at least 1 Domestic Business Day's notice to the Agent (which notice the Agent shall promptly forward to the Banks) and






ATMAIN Doc: 29851.9                      40
payment to the Agent, for the ratable benefit of the Banks, of any amounts required by Section 8.05, prepay any Borrowing (to the extent not precluded by Section 2.10(b)) in whole or in part at any time, in minimum amounts of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such relevant Borrowing.

                   (b) The Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the end of the relevant Stated Maturity Date applicable to such Loan.

                   (c) Upon receipt of a notice of prepayment pursuant to this Section 2.10, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

                   SECTION 2.11. Mandatory Prepayments. On each date on which the Commitments are reduced pursuant to Section 2.08, the Borrower shall repay or prepay such principal amount of the outstanding Loans (together with interest accrued thereon), as may be necessary so that after such payment the aggregate unpaid principal amount of the Loans does not exceed the amount of the Aggregate Commitments as then reduced.

                   SECTION 2.12. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 1:00 P.M. (Atlanta, Georgia time) on the date when due, without offset, in Federal or other funds immediately available in Atlanta, Georgia, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank (and, following the occurrence and during the continuance of an Event of Default, for application by such Bank against amounts owing to such Bank by the Borrower in such order as such Bank shall elect) its ratable share of each such payment received by the Agent for the account of the Banks; provided, that, should the Agent actually receive any relevant payment from the Borrower prior to 1:00 P.M. (Atlanta, Georgia time) on the date when due, the Agent shall initiate the distribution process (by wire or otherwise) to such Bank of each such Bank's ratable portion of any payment received by the Agent prior to 5:00 P.M. (Atlanta, Georgia time).

                   (b) Whenever any payment of principal of, or interest on, the Base Rate Loans or Money Market Loans shall be due on a






ATMAIN Doc: 29851.9                       41
day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of or interest on, the Euro-Dollar Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day unless






ATMAIN Doc: 29851.9                       42
such Euro-Dollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro- Dollar Business Day.

                   SECTION 2.13. Computation of Interest and Fees. Interest on Base Rate Loans shall be computed on the basis of a year of 365/366 days and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on the Euro-Dollar Loans and the Money Market Loans shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed, calculated as to each Interest Period or Stated Maturity Date, as applicable, from and including the first day thereof to but excluding the last day thereof. Commitment Fees, Facility Fees and any other fees payable hereunder from time to time shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).


                                  ARTICLE III

                            CONDITIONS TO BORROWINGS

                   SECTION 3.01. Conditions to First Borrowing. The obligation of each Bank to make a Syndicated Loan on the occasion of the first Syndicated Borrowing is subject to the satisfaction of the conditions set forth in Section
3.02 and receipt by the Agent of the following (in sufficient number of counterparts (except as to the Notes) for delivery of a counterpart to each Bank and retention of one counterpart by the Agent):

                           (a)   from each of the parties
          hereto of either (i) a duly executed counterpart of this Agreement signed by such party or (ii) a facsimile transmission stating that such party has duly executed a counterpart of this Agreement and sent such counterpart to the Agent;

                           (b)   a duly executed (i) Syndicated Loan Note and
          (ii) Money Market Loan Note for the account of each Bank complying with the provisions of Section 2.04;

                           (c)   an opinion letter (together
          with any opinions of local counsel relied on therein) of (x) Riddell, Williams, Bullitt and Walkinshaw, counsel for the Borrower and the Guarantors, dated as of the Closing Date, substantially in the form of Exhibit B-1, and (y) Klein & Bagileo, special counsel for the Borrower and the Guarantors, dated as of the Closing Date, substantially in the form of Exhibit B-2, and covering such additional







ATMAIN Doc: 29851.9                      43
          matters relating to the transactions contemplated hereby as the Agent or any Bank may reasonably request;

                           (d)    an opinion of Jones, Day,
          Reavis & Pogue, special counsel for the Agent, dated as of the Closing Date,






ATMAIN Doc: 29851.9                      44
          substantially in the form of Exhibit C and covering such additional matters relating to the transactions contemplated hereby as the Agent may reasonably request;

                           (e)  a certificate (the "Closing
          Certificate") substantially in the form of Exhibit G), dated as of the Closing Date, signed by a principal financial officer of the Borrower, to the effect that (i) no Default has occurred and is continuing on the date of the first Borrowing and (ii) the representations and warranties of the Borrower contained in Article IV are true on and as of the date of the first Borrowing hereunder;

                           (f)   a duly executed Guaranty by
          each of the Guarantors, substantially in the form of Exhibit H;

                           (g)   all documents which the Agent
          or any Bank may reasonably request relating to the existence of the Borrower and the Guarantors, the corporate authority for and the validity of this Agreement, the Notes, and the other Loan Documents and any other matters relevant hereto, or thereto, all in form and substance reasonably satisfactory to the Agent, including, without limitation, a certificate of incumbency of each of the Borrower and the Guarantors, signed by the Secretary or an Assistant Secretary of the Borrower and the Guarantors, certifying as to the names, true signatures and incumbency of the officer or officers, respectively, of the Borrower and the Guarantors authorized to execute and deliver the Loan Documents, and certified copies of the following items, for the Borrower and each of the Guarantors, respectively: (i) Certificate/Articles of Incorporation, (ii) Bylaws, (iii) a certificate of the Secretary of State of the state of incorporation of each as to the good standing of each as a corporation in that state, and (iv) the action taken by the Board of Directors authorizing the execution, delivery and performance of this Agreement, the Notes, and the other Loan Documents to which the Borrower or any of the Guarantors is a party;

                           (h)   a Notice of Borrowing.

                   SECTION 3.02. Conditions to All Borrowings. The obligation of each Bank to make a Syndicated Loan on the occasion of each Syndicated Borrowing is subject to the satisfaction of the following conditions:

                           (a)   receipt by the Agent of a
          Notice of Borrowing;






ATMAIN Doc: 29851.9                      45

                           (b) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

                           (c)   the fact that the representations and
          warranties of the Borrower contained in Article IV of this






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
          Agreement shall be true on and as of the date of such Borrowing; and

                           (d) the fact that, immediately after such Borrowing, the aggregate outstanding principal amount of the Syndicated Loans of each Bank will not exceed the amount of its Commitment.

Each Borrowing (both Syndicated and Money Market) hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the truth and accuracy of the facts specified in paragraphs (b), (c) and
(d) of this Section.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

          The Borrower represents and warrants that:

                   SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to transact business in every jurisdiction where, by the nature of its business, such qualification is necessary, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to be so qualified or to possess such licenses, authorizations, consents or approvals could not reasonably be expected to have or cause a Material Adverse Effect.

                   SECTION 4.02. Corporate and Governmental Authorization: No Contravention. The execution, delivery and performance by the Borrower of this Agreement, the Notes and the other Loan Documents (i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries, and (v) do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

                   SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower





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
enforceable in accordance with its terms, and the Notes and the other Loan Documents, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Borrower enforceable in accordance with their respective terms, provided that the enforceability hereof and





ATMAIN Doc: 29851.9                      48
thereof is subject in each case to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally.

                   SECTION 4.04. Financial Information. (a) The consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of December 31, 1992 and the related consolidated statements of net earnings, shareholders' equity and cash flows for the Fiscal Year then ended, reported on by Deloitte & Touche, copies of which have been delivered to each of the Banks, and the unaudited consolidated balance sheet of the Borrower for the interim period ended September 30, 1993 and the related consolidated statements of net earnings and cash flows for the interim period then ended, copies of which have been delivered to each of the Banks, fairly present, in conformity with GAAP, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such dates and their consolidated results of operations and cash flows for such periods stated.

                   (b) Since December 31, 1992 there has been no event, act, condition or occurrence having a Material Adverse Effect.

                   SECTION 4.05. No Litigation. There is no action, suit or proceeding pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which could reasonably be expected to have or cause a Material Adverse Effect or which in any manner draws into question the validity of, or could impair the ability of the Borrower to perform its obligations under, this Agreement, the Notes or any of the other Loan Documents.

                   SECTION 4.06. Compliance with ERISA. (a) The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability (excluding, any premiums paid to the PBGC in the ordinary course of business) to the PBGC or a Plan under Title IV of ERISA which has not been paid.

                   (b) Neither the Borrower nor any member of the Controlled Group has failed to pay when due any withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA, and no such liability is expected to be incurred in an amount exceeding $5,000,000 in any Fiscal Year. As of the Closing Date, the aggregate present value of unfunded contingent withdrawal liability under Title IV of ERISA attributable to the





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
Borrower and its Subsidiary and any other member of the Controlled
Group does not exceed $15,000,000. The aggregate present value of such unfunded contingent withdrawal liability shall be calculated by adding the present values of any unfunded





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
contingent withdrawal liability existing with respect to each such Multiemployer Plan, determined as of the most recent valuation of such Multiemployer Plan which is reasonably available to the Borrower and its Subsidiaries.

                   SECTION 4.07. Compliance with Laws; Payment of Taxes. The Borrower and its Subsidiaries are in compliance with all applicable laws, regulations and similar requirements of governmental authorities, except where such compliance is being contested in good faith through appropriate proceedings or where non-compliance could not reasonably be expected to have or cause a Material Adverse Effect. There have been filed on behalf of the Borrower and its Subsidiaries all Federal, state and local income, excise, property and other tax returns which are required to be filed by them and all taxes due pursuant to such returns or pursuant to any assessment received by or on behalf of the Borrower or any Subsidiary have been paid, except where such assessments are being contested in good faith through appropriate proceedings or where non-compliance could not reasonably be expected to have or cause a Material Adverse Effect. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate. United States income tax returns of the Borrower and its Subsidiaries have been examined and closed through the Fiscal Year ended December 31, 1988.

                   SECTION 4.08. Subsidiaries. Each of the Borrower's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to possess such licenses, authorizations, consents or approvals could not reasonably be expected to have or cause a Material Adverse Effect. The Borrower has no Subsidiaries which constitute either 10.0% or more of the Borrower's (x) Consolidated Total Assets or (y) Consolidated Operating Profits, except for those Subsidiaries listed on Schedule 4.08, which accurately sets forth each such Subsidiary's complete name and jurisdiction of incorporation (provided, however, the Subsidiaries listed on Schedule 4.08 do not necessarily constitute 10.0% or more of either Consolidated Total Assets or Consolidated Operating Profits).

                   SECTION 4.09. Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.






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
        SECTION 4.10. Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is a "holding company", or a "holding company" or of a ""subsidiary company"



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
of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                   SECTION 4.11. Ownership of Property: Liens. Each of the Borrower and its Consolidated Subsidiaries has title to its properties sufficient for the conduct of its business, and none of such property is subject to any Lien except as permitted in Section 5.09.

                   SECTION 4.12. No Default. Neither the Borrower nor any of its Consolidated Subsidiaries is in default under or with respect to any agreement, instrument or undertaking to which it is a party or by which it or any of its property is bound which could have or cause a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                   SECTION 4.13. Full Disclosure. All information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, true, accurate and complete in every material respect or based on reasonable estimates on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which could reasonably be expected to have or cause a Material Adverse Effect.

                   SECTION 4.14. Environmental Matters. (a) Neither the Borrower nor any Subsidiary is subject to any Environmental Liability which could have or cause a Material Adverse Effect and neither the Borrower nor any Subsidiary has been designated as a potentially responsible party under CERCLA or under any state statute similar to CERCLA. To the best of the Borrower's knowledge, none of the Properties has been identified on any current or proposed (i) National Priorities List under 40 C.F.R. Section 300, (ii) CERCLIS list or (iii) any list arising from a state statute similar to CERCLA.

                   (b) No Hazardous Materials have been or are being used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed or otherwise handled at, or shipped or transported to or from the Properties or are otherwise present at, on, in or under the Properties, or, to the best of the knowledge of the Borrower, at or from any adjacent site or facility, except for Hazardous Materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed of, managed, or otherwise handled, shipped, or transported in the ordinary course of business in material compliance with all applicable Environmental Requirements.







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
                   (c) The Borrower and each of its Subsidiaries is in material compliance with all Environmental Requirements in connection with the operation of the Properties and the Borrower's and each of its Subsidiary's respective businesses.






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
                   SECTION 4.15. Capital Stock. All Capital Stock, debentures, bonds, notes and all other securities of the Borrower and its Subsidiaries presently issued and outstanding are validly and properly issued in accordance with all applicable laws, including, but not limited to, the "Blue Sky" laws of all applicable states and the federal securities laws. The issued shares of Capital Stock of the Borrower's Wholly Owned Subsidiaries are owned by the Borrower free and clear of any Lien or adverse claim. At least a majority of the issued shares of capital stock of each of the Borrower's other Subsidiaries (other than Wholly Owned Subsidiaries) is owned by the Borrower free and clear of any Lien or adverse claim.

                   SECTION 4.16. Margin Stock. Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of purchasing or carrying any Margin Stock, and no part of the proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, or be used for any purpose which violates, or which is inconsistent with, the provisions of Regulation X.

                   SECTION 4.17. Insolvency. After giving effect to the execution and delivery of the Loan Documents and the making of the Loans under this Agreement, the Borrower will not be "insolvent," within the meaning of such term as used in O.C.G.A. Section 18-2-22 or as defined in Section 101 of Title 11 of the United States Code or Section 2 of the Uniform Fraudulent Transfer Act, or any other applicable state law pertaining to fraudulent transfers, as each may be amended from time to time, or be unable to pay its debts generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.


                                   ARTICLE V

                                   COVENANTS

                   The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable hereunder or under any Note remains unpaid:

                   SECTION 5.01. Information.  The Borrower will deliver to the
Agent:

                           (a)   within 90 days after the end
          of each Fiscal Year, an audited consolidated balance sheet of the Borrower






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

          and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related audited consolidated statements of net earnings, shareholders' equity and cash flows for such Fiscal Year then ended, setting forth in each case in comparative form the figures for the previous Fiscal Year,



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
          reported on by Deloitte & Touche or other independent public accountants of nationally recognized standing:

                           (b)   within 45 days after the end
          of each Fiscal Quarter of each Fiscal Year, a (i) consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such Fiscal Quarter and the related statements of net earnings and cash flows for such Fiscal Quarter and for that portion of the Fiscal Year ended with such Fiscal Quarter, setting forth in each case in comparative form the figures for the corresponding Fiscal Quarter and the corresponding portion of the previous Fiscal Year, and (ii) certification by the chief financial officer or the chief accounting officer of the Borrower that the financial statements referred to in clause (i) of this paragraph fairly present the consolidated financial position of the Borrower in conformity with GAAP (subject to normal year end adjustments);

                           (c) simultaneously with the delivery of each set of financial statements referred to in paragraphs (a) and
          (b) above, a certificate, substantially in the form of Exhibit F
          (a "Compliance Certificate"), of the chief financial officer or the chief accounting officer of the Borrower (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.03 through 5.06, inclusive, 5.09, and 5.23 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

                           (d) simultaneously with the delivery of each set of annual financial statements referred to in paragraph (a) above, a statement of the firm of independent public accountants which reported on such statements as to an absence of knowledge of non-compliance with any of Sections 5.03 through 5.06, inclusive;

                           (e)   within 5 Domestic Business Days after
          the Borrower becomes aware of the occurrence of any Default, a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth the details thereof and the action, if any, which the Borrower is taking or proposes to take with respect thereto;






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
                           (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;






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
                           (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and annual, quarterly or monthly reports which the Borrower shall have filed with the Securities and Exchange Commission and which are available to the public by virtue of such filing;

                           (h) if and when any member of the Controlled Group
          (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA, a copy of such notice; or (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate or appoint a trustee to administer any Plan, a copy of such notice; and

                           (i) from time to time such additional information (including, without limitation, information relating to Plans) regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

                   SECTION 5.02. Inspection of Property, Books and Records. The Borrower will (i) keep, and cause each Subsidiary to keep, books of record and account which, when consolidated, conform with GAAP; and (ii) on reasonable notice to the Borrower, permit, and cause each Subsidiary to permit, representatives of any Bank at such Bank's expense prior to the occurrence of a Default and at the Borrower's expense after the occurrence of a Default to visit and inspect any of their respective properties, to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants. The Borrower agrees to cooperate and assist in such visits and inspections, in each case at such reasonable times and as often as may reasonably be desired.

                   SECTION 5.03. Ratio of Consolidated Senior Funded Debt to Consolidated Total Capital. The ratio of Consolidated Senior Funded Debt to Consolidated Total Capital will not at any time exceed 0.55 to 1.0.







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
                SECTION 5.04. Ratio of Consolidated Funded Debt to Consolidated Total Capital. The ratio of Consolidated Funded Debt to Consolidated Total Capital will not at any time exceed 0.65 to 1.00.






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
                   SECTION 5.05. Minimum Consolidated Tangible Net Worth. Subsequent to December 31, 1993, Consolidated Tangible Net Worth will at no time be less than $275,000,000 plus (i) the sum of (x) 33.33% of the cumulative Consolidated Net Income (net of any Preferred Stock Dividends required to be paid after the Closing Date) of the Borrower and its Consolidated Subsidiaries during any period after December 31, 1993 (taken as one accounting period), calculated as at the end of each Fiscal Year but excluding from such calculations of Consolidated Net Income for purposes of this clause (x), any Fiscal Year in which the Consolidated Net Income of the Borrower and its Consolidated Subsidiaries is negative, and (y) 66.66% of the cumulative Net Proceeds of Capital Stock received during any period after December 31, 1993, calculated as of the end of each Fiscal Year, minus (ii) the sum of the redemption payments made by the Borrower in respect of the Cumulative Convertible Preferred Stock (provided, that, such redemption payments may not exceed during any Fiscal Year those amounts set forth on Schedule 1.01).

                   SECTION 5.06. Fixed Charges Coverage. At the end of each Fiscal Quarter, commencing with the Fiscal Quarter ending December 31, 1993, the ratio of Income Available for Fixed Charges for the immediately preceding 4 Fiscal Quarters then ended to Consolidated Fixed Charges for the immediately preceding 4 Fiscal Quarters then ended, shall not have been less than 2.0 to 1.0.

                   SECTION 5.07. Loans or Advances. Neither the Borrower nor any of its Subsidiaries shall make loans or advances to any Person except: (i) loans or advances to employees not exceeding $1,000,000 in the aggregate principal amount outstanding at any time, in each case made in the ordinary course of business and consistent with practices existing on the Closing Date;
(ii) deposits required by government agencies or public utilities; (iii) loans or advances to the Guarantors, or from the Guarantors to the Borrower; and (iv) loans or advances to any other Persons which do not in the aggregate exceed $15,000,000 at any time; provided, that after giving effect to the making of any loans, advances or deposits permitted by this Section, the Borrower will be in full compliance with all the provisions of this Agreement; and further provided, that, all loans permitted by clause (iv) of this Section 5.07 shall at all times be evidenced by a legally enforceable promissory note made by the recipient of any such relevant loan payable to the applicable Borrower or Subsidiary in the amount of any such relevant loan.

                   SECTION 5.08. Investments. Neither the Borrower nor any of its Subsidiaries shall make Investments in any Person






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
except as permitted by Section 5.07 and except (A) Investments in (i) direct obligations of the United States Government maturing within one year,
(ii) certificates of deposit issued by a commercial bank whose credit is satisfactory to the Agent, (iii) commercial paper rated Al or the equivalent thereof by Standard & Poor's Corporation or P1 or the equivalent thereof by Moody's






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
Investors Service, Inc. and in either case maturing within 6 months after the date of acquisition and/or (iv) tender bonds the payment of the principal of and interest on which is fully supported by a letter of credit issued by a United States bank whose long-term certificates of deposit are rated at least AA or the equivalent thereof by Standard & Poor's Corporation and Aa or the equivalent thereof by Moody's Investors Service, Inc.; and (B) Related Business Acquisitions, subject to Section 5.14.

                   SECTION 5.09. Negative Pledge. Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

                           (a) Liens other than those set
          forth in subsections (b), (c) and (d) below, securing Debt in an aggregate amount not greater than 7.5% of Consolidated Total Assets;

                           (b) any Lien on Margin Stock;

                           (c) any Lien securing Debt of a term of less than 1 year incurred as a result of the Borrower taking early delivery of aircraft which it is contractually committed to purchase, which aircraft will subsequently be placed into service by the Borrower; and

                           (d) any Lien securing Debt incurred pursuant to the Mitsui Agreement which, together with the sale and leaseback transactions permitted by Section 5.13 hereinbelow, does not exceed $100,000,000 in the aggregate at any time.

                   SECTION 5.10. Maintenance of Existence. The Borrower shall, and shall cause each Subsidiary to, maintain its corporate existence and carry on its business in substantially the same manner and in substantially the same fields as such business is now carried on and maintained.

                   SECTION 5.11. Dissolution. Neither the Borrower nor any of its Subsidiaries shall suffer or permit dissolution or liquidation either in whole or in part or redeem or retire any shares of its own stock or that of any Subsidiary, except through corporate reorganization to the extent permitted by
Section 5.12.

                   SECTION 5.12. Consolidations and Mergers. The Borrower will not, nor will it permit any Subsidiary to, consolidate or merge with or into, any other Person, provided, that (a) the Borrower or any Subsidiary may merge with another Person if (i) the surviving or the resulting corporation (x) is the Borrower






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
(or a Wholly-Owned Subsidiary in the context of a merger which does not involve the Borrower), (y) is a corporation incorporated within the United States of America, and (z) has substantially all of its assets and does business primarily in the United States of America and (ii) immediately after giving






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
effect to such merger, no Default shall have occurred and be continuing, and
(b) Subsidiaries of the Borrower may merge with one another.

                   Section 5.13. Sales of Assets. The Borrower will not, nor will it permit any Subsidiary to, sell, lease or otherwise transfer all or any substantial part of its assets to any other Person, provided, that, (a) the Borrower and its Consolidated Subsidiaries may sell (x) up to $50,000,000 of Consolidated Total Assets during the time period from the Closing Date to and including December 31, 1994, and (y) additional increments of Consolidated Total Assets of up to $30,000,000 in each successive Fiscal Year subsequent to the Fiscal Year ended December 31, 1994, plus any unused portion of permitted sales from any preceding Fiscal Year, and (b) the Borrower and its Consolidated Subsidiaries may enter into sale and leaseback transactions pursuant to the Mitsui Agreement to the extent that (x) 80% of the aggregate Attributable Value of the leases entered into pursuant to such transactions plus (y) the amount of Debt incurred pursuant to Section 5.09 (d) hereinabove does not exceed $100,000,000 in the aggregate outstanding at any time.

                   SECTION 5.14. Use of Proceeds. The proceeds of the Loans shall be used for general corporate purposes; provided, no portion of the proceeds of the Loans will be used by the Borrower or any Subsidiary (i) in connection with, whether directly or indirectly, any hostile tender offer for, or other hostile acquisition of, stock of any corporation with a view towards obtaining control of such other corporation, (ii) directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of purchasing or carrying any Margin Stock, or (iii) for any purpose in violation of any applicable law or regulation.

                   SECTION 5.15. Compliance with Laws; Payment of Taxes.
(a) The Borrower will, and will cause each of its Subsidiaries and each member of the Controlled Group to, comply with applicable laws (including but not limited to ERISA), regulations and similar requirements of governmental authorities (including but not limited to PBGC), except where the necessity of such compliance is being contested in good faith through appropriate proceedings or where the failure to so comply could not reasonably be expected to have or cause a Material Adverse Effect. The Borrower will, and will cause each of its Subsidiaries to, pay promptly when due all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which, if unpaid, might become a Lien against the property of the Borrower or any Subsidiary, except liabilities being contested in good faith and against which the Borrower will set up reserves in accordance with GAAP.






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

                   (b) The Borrower shall not permit the aggregate complete or partial withdrawal liability under Title IV of ERISA with respect to Multiemployer Plans incurred by the Borrower and members of the Controlled Group to exceed $5,000,000 at any time.






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
For purposes of this Section 5.15(b), the amount of withdrawal liability of the Borrower and members of the Controlled Group at any date shall be the aggregate present value of the amount claimed to have been incurred less any portion thereof which the Borrower and members of the Controlled Group have paid or as to which the Borrower reasonably believes, after appropriate consideration of possible adjustments arising under Sections 4219 and 4221 of ERISA, it and members of the Controlled Group will have no liability, provided that the Borrower shall obtain prompt written advice from independent actuarial consultants supporting such determination.

                   SECTION 5.16. Insurance. The Borrower will maintain, and will cause each of its Subsidiaries to maintain (either in the name of the Borrower or in such Subsidiary's own name), with financially sound and reputable insurance companies, insurance on all its property in at least such amounts and against at least such risks as are usually insured against in the same general area by companies of established repute engaged in the same or similar business.

                   SECTION 5.17. Change in Fiscal Year. The Borrower will not change its Fiscal Year without the consent of the Required Banks.

                   SECTION 5.18. Maintenance of Property. The Borrower shall, and shall cause each Subsidiary to, maintain all of its properties and assets in good condition, repair and working order, ordinary wear and tear excepted.

                   SECTION 5.19. Environmental Notices. The Borrower shall furnish to the Agent prompt written notice of all Environmental Liabilities, pending, threatened or anticipated Environmental Proceedings, Environmental Notices, Environmental Judgments and Orders, and Environmental Releases at, on, in, under or in any way affecting the Properties or any adjacent property, and all facts, events, or conditions that could lead to any of the foregoing.

                   SECTION 5.20. Environmental Matters. The Borrower and its Subsidiaries will not, and will not permit any Third Party to, use, produce, manufacture, process, treat, recycle, generate, store, dispose of, manage at, or otherwise handle, or ship or transport to or from the Properties any Hazardous Materials except for Hazardous Materials used, produced, manufactured, processed, treated, recycled, generated, stored, disposed, managed, or otherwise handled in the ordinary course of business in compliance with all applicable Environmental Requirements.






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
                   SECTION 5.21. Environmental Release. The Borrower agrees that upon the occurrence of an Environmental Release at or on any of the Properties it will act immediately to investigate the extent of, and to take appropriate remedial action to






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
eliminate, such Environmental Release, whether or not ordered or otherwise directed to do so by any Environmental Authority.

                   SECTION 5.22. More Restrictive Agreements. Should the Borrower or any Subsidiary, while this Agreement is in effect or any Note remains unpaid, issue any Consolidated Senior Funded Debt for money borrowed in an amount exceeding $25,000,000 in aggregate amount to any lender or group of lenders acting in concert with one another, pursuant to a loan agreement, credit agreement, note purchase agreement, indenture or other similar instrument, which instrument includes covenants, warranties, representations, or defaults or events of default (or any other type of restriction which would have the practical effect of any of the foregoing, including, without limitation, any "put" or mandatory prepayment of such debt) other than those set forth herein or in any of the other Loan Documents, the Borrower shall promptly so notify the Agent and, if the Agent, in the discretion of the Agent, shall so request by written notice to the Borrower, the Borrower, the Agent and the Required Banks (in their sole discretion and based on their respective independent credit judgment, and subject to Section 9.06) shall promptly amend this Agreement to incorporate some or all of such provisions, into this Agreement and, to the extent necessary and reasonably desirable to the Agent and the Required Banks (in their sole discretion and based on their respective independent credit judgment, and subject to Section 9.06), into any of the other Loan Documents, all at the election of the Agent.

                   SECTION 5.23. Debt of Subsidiaries. The Borrower shall not permit any Subsidiary which is not a Guarantor to incur any Debt except for (i) Debt owing to the Borrower (to the extent permitted by Section 5.07), (ii) Debt existing on the Closing Date in an aggregate amount not exceeding $13,200,000 in respect of the Airport Facilities Refunding Revenue Bonds, Series 1991 (Wilmington Air Park, Inc. Project), and (iii) other Debt which shall not exceed $15,000,000 in aggregate principal amount outstanding at any time.


                                   ARTICLE VI

                                    DEFAULTS

                   SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

                           (a)  the Borrower shall fail to pay
          when due any principal of any Loan or shall fail to pay any interest on






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
          any Loan within 5 Domestic Business Days after such interest shall become due, or shall fail to pay any fee or other amount payable hereunder within 5 Domestic Business Days after such fee or other amount becomes due; or






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
                           (b) the Borrower shall fail to observe or perform any covenant contained in (i) Section 5.01 within 5 Domestic Business Days after the earlier to occur of (x) written notice thereof has been given to the Borrower by the Agent at the request of any Bank or
          (y) the Borrower otherwise becomes aware of any such failure, or (ii)
          5.02 (ii), 5.03 to 5.14, inclusive, Sections 5.17, 5.22 or 5.23; or

                           (c) the Borrower shall fail to observe or perform any covenant or agreement contained or incorporated by reference in this Agreement (other than those covered by paragraph (a) or (b) above) and such failure shall not have been cured within 30 days after the earlier to occur of (i) written notice thereof has been given to the Borrower by the Agent at the request of any Bank or (ii) the Borrower otherwise becomes aware of any such failure; or

                           (d) any representation, warranty, certification or statement made by the Borrower in Article IV of this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect or misleading in any material respect when made (or deemed made); or

                           (e) any event or condition shall occur which results in the acceleration of the maturity of or the termination of any commitment for) Debt of the Borrower or any Subsidiary outstanding in an aggregate amount equal to or exceeding $5,000,000 (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower or any Subsidiary) or enables (or, with the giving of notice or lapse of time or both, would enable) the holders of such Debt (or commitment) or any Person acting on such holders' behalf to accelerate the maturity thereof (or terminate any such commitment) (including, without limitation, any required mandatory prepayment or "put" of such Debt to the Borrower or any Subsidiary); provided, that, no Default shall arise under this clause (e) merely due to the expiration of a commitment at a regularly scheduled time or the consensual termination of a commitment by the Borrower (or, if applicable, any Subsidiary) and any relevant lender; or

                           (f) the Borrower or any Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a





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          trustee, receiver, liquidator, custodian or other similar
          official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall





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
          fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing; or

                           (g) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary under the federal bankruptcy laws as now or hereafter in effect; or

                           (h) the Borrower or any member of the Controlled Group shall fail to pay when due any material amount which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans shall be filed under Title IV of ERISA by the Borrower, any member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any such Plan or Plans or a proceeding shall be instituted by a fiduciary of any such Plan or Plans to enforce Section 515 or 4219(c) (5) of ERISA and such proceeding shall not have been dismissed within 30 days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any such Plan or Plans must be terminated; or

                           (i) one or more judgments or orders for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Borrower and/or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 30 days; or

                           (j) a federal tax lien shall be filed against the Borrower or any Subsidiary under Section 6323 of the Code or a lien of the PBGC shall be filed against the Borrower or any Subsidiary under Section 4068 of ERISA and in either case such lien shall remain undischarged for a period of 25 days after the date of filing; or

                           (k) (i) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within





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
          the meaning of Rule 13d-3 of the Securities and Exchange
          Commission under the Securities Exchange Act of 1934) of 49% or more of the outstanding shares of the voting stock of the Borrower; or
          (ii) as of any date a majority of the Board of Directors of the Borrower consists of individuals who were





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not either (A) directors of the Borrower as of the corresponding date of the previous year, (B) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A), or (C) selected or nominated to become directors by the Board of Directors of the Borrower of which a majority consisted of individuals described in clause (A) and individuals described in clause (B); or

                   (l) the occurrence of any event, act, occurrence, or condition which the Required Banks reasonably determine to constitute a Material Adverse Effect; or

                   (m) (i) any default by any of the Guarantors under any of the Loan Documents shall exist after the satisfaction of any applicable grace, notice or cure periods, if any, (ii) any Loan Documents (including without limitation, the Guaranty) shall cease to be enforceable, (iii) any Guarantor or the Borrower shall assert that any Loan Document (including, without limitation, the Guaranty) shall cease to be enforceable, or (iv) a "Default" or "Event of Default" shall occur under any other Loan Documents.

then, and in every such event, (i) the Agent shall, if requested by the Required Banks, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, (ii) any Bank may terminate its obligation to fund a Money Market Loan in connection with any relevant Money Market Quote, and (iii) the Agent shall, if requested by the Required Banks, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, together with interest at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default, provided that if any Event of Default specified in paragraph (f) or (g) above occurs with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, together with interest thereon at the Default Rate accruing on the principal amount thereof from and after the date of such Event of Default. Notwithstanding the foregoing, the Agent shall have available to it all other remedies at law or equity, and shall exercise any one or all of them at the request of the Required Banks.






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
                   SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrower of any Default under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.






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
                                  ARTICLE VII

                                   THE AGENT

                   SECTION 7.01. Appointment; Powers and Immunities. Each Bank hereby irrevocably appoints and authorizes the Agent to act as its agent hereunder and under the other Loan Documents with such powers as are specifically delegated to the Agent by the terms hereof and thereof, together with such other powers as are reasonably incidental thereto. The Agent: (a) shall have no duties or responsibilities except as expressly set forth in this Agreement and the other Loan Documents, and shall not by reason of this Agreement or any other Loan Document be a trustee for any Bank; (b) shall not be responsible to the Banks for any recitals, statements, representations or warranties contained in this Agreement or any other Loan Document, or in any certificate or other document referred to or provided for in, or received by any Bank under, this Agreement or any other Loan Document, or for the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other document referred to or provided for herein or therein or for any failure by the Borrower to perform any of its obligations hereunder or thereunder; (c) shall not be required to initiate or conduct any litigation or collection proceedings hereunder or under any other Loan Document except to the extent requested by the Required Banks, and then only on terms and conditions satisfactory to the Agent, and (d) shall not be responsible for any action taken or omitted to be taken by it hereunder (including, without limitation, pursuant to Section 5.22) or under any other Loan Document or any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith, except for its own gross negligence or wilful misconduct. The Agent may employ agents and attorneys-in- fact and shall not be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The provisions of this Article VII are solely for the benefit of the Agent and the Banks, and the Borrower shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and under the other Loan Documents, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for the Borrower. The duties of the Agent shall be ministerial and administrative in nature, and the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank.

                   SECTION 7.02. Reliance by Agent. The Agent shall be entitled to rely upon any certification, notice or other




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

communication (including any thereof by telephone, telefax, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel,






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
independent accountants or other experts selected by the Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, the Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and thereunder in accordance with instructions signed by the Required Banks, and such instructions of the Required Banks in any action taken or failure to act pursuant thereto shall be binding on all of the Banks.

                   SECTION 7.03. Defaults. The Agent shall not be deemed to have knowledge of the occurrence of a Default or an Event of Default (other than the nonpayment of principal of or interest on the Loans) unless the Agent has received notice from a Bank or the Borrower specifying such Default or Event of Default and stating that such notice is a "Notice of Default". In the event that the Agent receives such a notice of the occurrence of a Default or an Event of Default, the Agent shall give prompt notice thereof to the Banks. The Agent shall give each Bank prompt notice of each nonpayment of principal of or interest on the Loans whether or not it has received any notice of the occurrence of such nonpayment. The Agent shall (subject to Section 9.06) take such action hereunder with respect to such Default or Event of Default as shall be directed by the Required Banks, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Banks.

                   SECTION 7.04. Rights of Agent as a Bank. With respect to the Loans made by it, Wachovia in its capacity as a Bank hereunder shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not acting as the Agent, and the term "Bank" or "Banks" shall, unless the context otherwise indicates, include Wachovia in its individual capacity. The Agent may (without having to account therefor to any Bank) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Borrower (and any of its affiliates) as if it were not acting as the Agent, and the Agent may accept fees and other consideration from the Borrower (in addition to any agency fees and arrangement fees heretofore agreed to between the Borrower and the Agent) for services in connection with this Agreement or any other Loan Document or otherwise without having to account for the same to the Banks.

                   SECTION 7.05. Indemnification. Each Bank severally agrees to indemnify the Agent, to the extent the Agent shall not have been reimbursed by the Borrower, ratably in accordance with



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

its Commitment, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, counsel fees and disbursements) or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way






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
relating to or arising out of this Agreement or any other Loan Document or any other documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby (excluding, unless an Event of Default has occurred and is continuing, the normal administrative costs and expenses incident to the performance of its agency duties hereunder) or the enforcement of any of the terms hereof or thereof or any such other documents; provided, however that no Bank shall be liable for any of the foregoing to the extent they arise from the gross negligence or wilful misconduct of the Agent. If any indemnity furnished to the Agent for any purpose shall, in the opinion of the Agent, be insufficient or become impaired, the Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished.

                   SECTION 7.06. CONSEQUENTIAL DAMAGES. THE AGENT SHALL NOT BE RESPONSIBLE OR LIABLE TO THE BORROWER OR ANY OTHER PERSON OR ENTITY FOR ANY PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF THIS CREDIT AGREEMENT, THE OTHER LOAN DOCUMENTS, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

                   SECTION 7.07. Payee of Note Treated as Owner. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent and the provisions of Section 9.08(c) have been satisfied. Any requests, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of that Note or of any Note or Notes issued in exchange therefor or replacement thereof.

                   SECTION 7.08. Nonreliance on Agent and Other Banks. Each Bank agrees that it has, independently and without reliance on the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Borrower and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement or any of the other Loan Documents. The Agent shall not be required to keep itself informed as to the performance or observance by the Borrower of this Agreement or any of the other Loan Documents or any other document referred to or provided for herein or therein or to inspect the properties or books of the Borrower or any other Person. Except for notices,






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
reports and other documents and information expressly required to be furnished to the Banks by the Agent hereunder or under the other Loan Documents, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other




ATMAIN Doc: 29851.9                       82
information concerning the affairs, financial condition or business of the Borrower or any other Person (or any of their affiliates) which may come into the possession of the Agent.

                   SECTION 7.09. Failure to Act. Except for action expressly required of the Agent hereunder or under the other Loan Documents, the Agent shall in all cases be fully justified in failing or refusing to act hereunder including, without limitation, pursuant to Section 5.22) and thereunder unless it shall receive further assurances to its satisfaction by the Banks of their indemnification obligations under Section 7.05 against any and all liability and expense which may be incurred by the Agent by reason of taking, continuing to take, or failing to take any such action.

                   SECTION 7.10. Resignation or Removal of Agent. Subject to the appointment and acceptance of a successor Agent as provided below, the Agent may resign at any time by giving notice thereof to the Banks and the Borrower and the Agent may be removed at any time with or without cause by the Required Banks. Upon any such resignation or removal, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and shall have accepted such appointment within 30 days after the retiring Agent's notice of resignation or the Required Banks' removal of the retiring Agent, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent. Any successor Agent shall be a bank which has a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Article VII shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder.


                                  ARTICLE VIII

                     CHANGE IN CIRCUMSTANCES; COMPENSATION

                   SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period:






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
                   (a) the Agent determines that deposits in Dollars (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

                   (b) the Required Banks advise the Agent that the London Interbank Offered Rate, as reasonably determined by






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
          the Agent, will not adequately and fairly reflect the cost to such Banks of funding Euro-Dollar Loans for such Interest Period,

the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make Euro-Dollar Loans shall be suspended. After any Bank has provided notice to the Borrower in connection with this Section 8.01, unless the Borrower notifies the Agent on or before the date of any such relevant Euro-Dollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

                   SECTION 8.02. Illegality. If, after the date hereof, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof (any such agency being referred to as an "Authority" and any such event being referred to as a "Change of Law"), or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority shall make it unlawful or impossible for any Bank (or its Lending Office) to make, maintain or fund its Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank (but no other Bank unless such other Bank shall have notified the Agent of similar circumstances) to make Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall reasonably determine that it may not lawfully continue to maintain and fund any of its outstanding Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each Euro-Dollar Loan of such Bank, together with accrued interest thereon. Concurrently with prepaying each such Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.






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
                   SECTION 8.03. Increased Cost and Reduced Return. (a) If after the date hereof, a Change of Law or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any Authority:






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
                   (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Loans, Notes, or its obligation to make Loans, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Loans or any other amounts due under this Agreement in respect of its Loans or its obligation to make Loans (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or

                   (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Euro-Dollar Loan any such requirement included in an applicable Euro-Dollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office); or

                   (iii) shall impose on any Bank (or its Lending Office) or on the United States market or the London interbank market any other condition affecting its Loans, Notes, or its obligation to make Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount reasonably determined by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

                   (b) If any Bank shall have determined that after the date hereof the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) or any Person controlling such Bank with any request or directive regarding capital adequacy (whether or not having the force of law) of any Authority, has or would have the effect of reducing the rate of return on such Bank's or such controlling Person's capital as a consequence of its obligations hereunder to a level below that which such Bank or such controlling Person could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such controlling Person's policies with respect to capital






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
adequacy) by an amount reasonably determined by such Bank or such controlling Person to be material, then from time to time, within 15 days after demand by






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
such Bank or such controlling Person, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank or such controlling Person for such reduction.

                   (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail the additional amount or amounts to be paid to it hereunder shall constitute rebuttable presumptive evidence of the amounts to be paid in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

                   (d) The provisions of this Section 8.03 (i) shall be applicable with respect to any Participant, Assignee or other Transferee, and any calculations required by such provisions shall be made based upon the circumstances of such Participant, Assignee or other Transferee and (ii) shall constitute a continuing agreement and shall survive the termination of this Agreement and the payment in full or cancellation of the Notes.

                   SECTION 8.04. Base Rate Loans Substituted for Euro-Dollar Loans. If (i) the obligation of any Bank to make or maintain Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03, and the Borrower shall, by at least 5 Euro-Dollar Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

                   (a) all Loans which would otherwise be made by such Bank as Euro-Dollar Loans shall be made instead as Base Rate Loans (in all cases interest and principal on such Loans shall be payable contemporaneously with the related Euro-Dollar Loans of the other Banks), and

                   (b) after each of its Euro-Dollar Loans has been repaid, all payments of principal which would otherwise be applied to repay such Euro-Dollar Loans shall be applied to repay its Base Rate Loans instead.






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
                   SECTION 8.05. Compensation. Upon the request of any Bank, delivered to the Borrower and the Agent, the Borrower shall pay to such Bank such amount or amounts as shall compensate such Bank for any loss, cost or expense incurred by such Bank as a result of:






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
                   (a) any payment or prepayment (pursuant to Section 8.02 or otherwise) of a Euro-Dollar Loan on a date other than the last day of an Interest Period for such Euro-Dollar Loan; or

                   (b) any failure by the Borrower to prepay a Euro-Dollar Loan on the date for such prepayment specified in the relevant notice of prepayment hereunder; or

                   (c) any failure by the Borrower to borrow a Euro-Dollar Loan on the date for the Euro-Dollar Borrowing of which such Euro- Dollar Loan is a part specified in the applicable Notice of Borrowing delivered pursuant to
Section 2.02; such compensation to include, without limitation, an amount equal to the excess, if any, of (x) the amount of interest which would have accrued on the amount so paid or prepaid or not prepaid or borrowed for the period from the date of such payment, prepayment or failure to prepay or borrow to the last day of the then current Interest Period for such Euro-Dollar Loan (or, in the case of a failure to prepay or borrow, the Interest Period for such Euro-Dollar Loan which would have commenced on the date of such failure to prepay or borrow) at the applicable rate of interest for such Euro-Dollar Loan provided for herein over (y) the amount of interest (as reasonably determined by such Bank) such Bank would have paid on deposits in Dollars of comparable amounts having terms comparable to such period placed with it by leading banks in the London interbank market.

                   SECTION 8.06. HLT Classification. If, after the date hereof, the Agent determines that, or the Agent is advised by any Bank that such Bank (or if the Agent is so advised by any such Authority) has received notice from any Authority (including, without limitation, the Securities and Exchange Commission) having jurisdiction over such Bank that, Loans hereunder are classified as a "highly leveraged transaction" (an "HLT Classification"), the Agent shall promptly give notice of such HLT Classification to the Borrower and the other Banks. The Agent, the Banks and the Borrower shall commence negotiations in good faith to agree on the extent to which fees, interest rates and/or margins hereunder should be increased, and/or any other terms and conditions set forth in this Agreement should be modified, so as to reflect such HLT Classification. If the Borrower, the Agent, and the Majority Banks agree on the amount of such increase or increases and on the terms of any such modification, this Agreement and the other Loan Documents may be amended to give effect to such increase or increases, or modification, as provided in
Section 9.06. If the Borrower, the Agent, and the Majority Banks fail to so agree within 90 days after notice is given by the Agent as provided above, then the Agent shall, if requested by the Majority Banks, by notice to the Borrower terminate the Commitments and they shall






ATMAIN Doc: 29851.9                       91
thereupon terminate and the Borrower shall repay each outstanding Loan at the end of the Interest Period, or with respect to Money Market Loans, Stated Maturity Date, applicable thereto. The Banks acknowledge that an HLT Classification is not a Default.

ATMAIN Doc: 29851.9                         92

                   SECTION 8.07. Replacement of Banks. If any Bank (a "Notice Bank") makes demand for amounts owed under Section 8.03 (other than due to any change in the Eurodollar Reserve Percentage), or gives notice under Section
8.02 that it can no longer participate in funding Eurodollar Loans, then in each case the Borrower shall have the right, if no Default shall be in existence, and subject to the terms and conditions set forth in Section 9.08(c), to designate an assignee (a "Replacement Bank") to purchase the Notice Bank's share of outstanding Syndicated Loans, Money Market Loans and any and all other obligations then owing to any such Notice Bank, and to assume the Notice Bank's obligations to the Borrower under this Agreement; provided, that, any Replacement Bank must be reasonably acceptable to the Agent and the Required Banks (and, in any event, may not be an affiliate of the Borrower). Subject to the foregoing, the Notice Bank agrees to assign without recourse to the Replacement Bank its share of outstanding Syndicated Loans and Money Market Loans and its Commitment, and to delegate to the Replacement Bank its obligations to the Borrower under this Agreement and its future obligations to the Agent under this Agreement. Upon such sale and delegation by the Notice Bank and the purchase and assumption by the Replacement Bank, and compliance with the provisions of Section 9.08(c), the Notice Bank shall cease to be a "Bank" hereunder and the Replacement Bank shall become a "Bank" under this Agreement; provided, however, that any Notice Bank shall continue to be entitled to the indemnification provisions contained elsewhere herein.


                                   ARTICLE IX

                                 MISCELLANEOUS

                   SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telecopier or similar writing) and shall be given to such party at its address or telecopier number set forth on the signature pages hereof or such other address or telecopier number as such party may hereafter specify for the purpose by notice to each other party. Each such notice, request or other communication shall be effective (i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section and the appropriate confirmation is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under
Article II or Article VIII shall not be effective until received.







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
                   SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note or other Loan Document shall operate as a waiver thereof nor shall any single or partial exercise





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
thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

                   SECTION 9.03. Expenses; Documentary Taxes. The Borrower shall pay (i) all reasonable legal fees and other out-of-pocket expenses of Jones, Day, Reavis & Pogue, special legal counsel to the Agent, in connection with the preparation of this Agreement and the other Loan Documents, any waiver or consent hereunder or thereunder or any amendment hereof or thereof or any Default or alleged Default hereunder or thereunder and (ii) if a Default occurs, all out-of-pocket expenses incurred by the Agent and the Banks, including fees and disbursements of counsel (including, but not limited to, allocated costs of legal services performed by lawyers who are employees of a
Bank), in connection with such Default and collection and other enforcement proceedings resulting therefrom, including out-of-pocket expenses incurred in enforcing this Agreement and the other Loan Documents. The Borrower shall indemnify the Agent and each Bank against any transfer taxes, documentary taxes, assessments or charges made by any Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

                   SECTION 9.04. Indemnification. The Borrower shall indemnify the Agent, the Banks and each affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims or damages to which any of them may become subject, insofar as such losses, liabilities, claims or damages arise out of or result from any actual or proposed use by the Borrower of the proceeds of any extension of credit by any Bank hereunder or breach by the Borrower of this Agreement or any other Loan Document or from any investigation, litigation (including, without limitation, any actions taken by the Agent or any of the Banks to enforce this Agreement or any of the other Loan Documents) or other proceeding (including, without limitation, any threatened investigation or proceeding) relating to the foregoing, and the Borrower shall reimburse the Agent and each Bank, and each affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including, without limitation, legal fees, including, but not limited to, allocated costs of legal services performed by lawyers who are employees of a Bank)) incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or wilful misconduct of the Person to be indemnified.







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
                   SECTION 9.05. Sharing of Setoffs. The Borrower hereby expressly grants to each Bank a right of setoff, and each Bank agrees that if it shall, by exercising any such right of setoff or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest





ATMAIN Doc: 29851.9                      96
owing with respect to the Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of all principal and interest owing with respect to the Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks owing to such other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks owing to such other Banks shall be shared by the Banks pro rata; provided that
(i) nothing in this Section shall impair the right of any Bank to exercise any right of setoff or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness under the Notes, and (ii) if all or any portion of such payment received by the purchasing Bank is thereafter recovered from such purchasing Bank, such purchase from each other Bank shall be rescinded and such other Bank shall repay to the purchasing Bank the purchase price of such participation to the extent of such recovery together with an amount equal to such other Bank's ratable share (according to the proportion of (x) the amount of such other Bank's required repayment to (y) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of setoff or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

                   SECTION 9.06. Amendments and Waivers. (a) Any provision of this Agreement, the Notes or any other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided, that, no such amendment or waiver shall, unless signed by all Banks, (i) change the Commitment of any Bank or subject any Bank to any additional obligation, (ii) change the principal of or rate of interest on any Loan or any fees hereunder, (iii) change the date fixed for any payment of principal of or interest on any Loan or any fees hereunder,
(iv) change the amount of principal, interest or fees due on any date fixed for the payment thereof, (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the percentage of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (vi) change the manner of






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
application of any payments made under this Agreement or the Notes, or (vii) release any Guarantee given to support payment of the Loans; provided, further, that this Agreement and any of the other Loan Documents may be amended to give effect (x) to any increased fees, interest rates and/or margins, and/or






ATMAIN Doc: 29851.9                 98
any modification of the other terms and conditions set forth in this Agreement or in any of the other Loan Documents, agreed upon pursuant to Section 8.06 or
(y) to reduce or rescind any such increases, or to rescind any such modification, previously agreed upon pursuant to Section 8.06, if such amendment is in writing and is signed by the Borrower, the Agent, and the Majority Banks.

                   (b) The Borrower will not solicit, request or negotiate for or with respect to any proposed waiver or amendment of any of the provisions of this Agreement unless each Bank shall be informed thereof by the Borrower or the Agent and shall be afforded an opportunity of considering the same and shall be supplied by the Borrower with sufficient information to enable it to make an informed decision with respect thereto. Executed or true and correct copies of any waiver or consent effected pursuant to the provisions of this Agreement shall be delivered by the Borrower to the Agent for each Bank forthwith following the date on which the same shall have been executed and delivered by the requisite percentage of Banks. The Borrower will not, directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, to any Bank (in its capacity as such) as consideration for or as an inducement to the entering into by such Bank of any waiver or amendment of any of the terms and provisions of this Agreement unless such remuneration is concurrently paid, on the same terms, ratably to all such Banks.

          SECTION 9.07. No Margin Stock Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not, directly or indirectly (by negative pledge or otherwise), relying upon any Margin Stock as collateral in the extension or maintenance of the credit provided for in this Agreement.

          SECTION 9.08. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that the Borrower may not assign or otherwise transfer any of its rights under this Agreement.

                   (b) Any Bank may at any time sell to one or more Persons (each a "Participant") participating interests in any Loan owing to such Bank, any Note held by such Bank, any Commitment hereunder or any other interest of such Bank hereunder. In the event of any such sale by a Bank of a participating interest to a Participant, such Bank's obligations under this Agreement shall remain unchanged, such Bank shall remain solely responsible for the performance thereof, such Bank shall remain the holder of any such Note for all purposes under this Agreement, and the Borrower and






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
the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. In no event shall a Bank that sells a participation be obligated to the






ATMAIN Doc. 29851.9                  100

Participant to take or refrain from taking any action hereunder except that such Bank may agree that it will not (except as provided below), without the consent of the Participant, agree to (i) the change of any date fixed for the payment of principal of or interest on the related loan or loans, (ii) the change of the amount of any principal, interest or fees due on any date fixed for the payment thereof with respect to the related loan or loans, or (iii) any change in the rate at which either interest is payable thereon or (if the Participant is entitled to any part thereof) fee is payable hereunder from the rate at which the Participant is entitled to receive interest or commitment fee (as the case may be) in respect of such participation; provided that such Bank may agree (x) to any increase in the fees, interest rates and/or margins, and/or to any modification of the terms and conditions set forth in this Agreement, agreed upon pursuant to Section 8.06 hereof or (y) to the reduction or rescission of any such increases, or the rescission of any such modification, previously agreed upon pursuant to Section 8.06. Each Bank selling a participating interest having a term in excess of 1 year in any Loan, Note, Commitment or other interest under this Agreement shall, within 10 Domestic Business Days of such sale, provide the Borrower and the Agent with written notification stating that such sale has occurred and identifying the Participant and the interest purchased by such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Article VIII with respect to its participation in Loans outstanding from time to time.

                   (c) Any Bank may at any time assign to one or more banks or financial institutions (each an "Assignee") all, or, in the case of its Syndicated Loans and Commitments, a proportionate part of all of its Syndicated Loans and Commitments, of its rights and obligations under this Agreement, the Notes and the other Loan Documents, and such Assignee shall assume all such rights and obligations, pursuant to an Assignment and Acceptance, executed by such Assignee, such transferor Bank and the Agent (and, in the case of an Assignee that is not, prior to such assignment, a Bank, or an affiliate of such transferor Bank, by the Borrower); provided that (i) no interest may be sold by a Bank pursuant to this paragraph (c) unless the Assignee shall agree to assume ratably equivalent portions of the transferor Bank's Commitment, (ii) the amount of the Commitment of the assigning Bank subject to such assignment (determined as of the effective date of the assignment) shall be equal to $5,000,000 (or any larger multiple of $5,000,000), (iii) no interest may be sold by a Bank pursuant to this paragraph (c) to any Assignee that is not then, prior to such assignment, a Bank or an affiliate of such transferor Bank without the consent of the Borrower and the Agent, which consent shall not be unreasonably withheld, and (iv) a Bank may not have




ATMAIN Doc: 29851.9                     101
more than 2 Assignees that are not then Banks at any one time.  Upon
(A) execution of the Assignment and Acceptance by such transferor Bank, such Assignee, the Agent and (if applicable) the Borrower, (B) delivery of an executed copy of the Assignment and Acceptance to the Borrower






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
and the Agent, (C) payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, and (D) payment of a processing and recordation fee of $5,000 to the Agent, such Assignee shall for all purposes be a Bank party to this Agreement and shall have all the rights and obligations of a Bank under this Agreement to the same extent as if it were an original party hereto with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by the Borrower, the Banks or the Agent shall be required. Upon the consummation of any transfer to an Assignee pursuant to this paragraph (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is (or Notes are) issued to such Assignee.

                   (d) Subject to the provisions of Section 9.09, the Borrower authorizes each Bank to disclose to any Participant, Assignee or other transferee (each a "Transferee") and, with the Borrower's consent (which shall not be unreasonably withheld), any prospective Transferee any and all financial information in such Bank's possession concerning the Borrower which has been delivered to such Bank by the Borrower pursuant to this Agreement or which has been delivered to such Bank by the Borrower in connection with such Bank's credit evaluation prior to entering into this Agreement.

                   (e) No Transferee shall be entitled to receive any greater payment under Section 8.03 than the transferor Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of
Section 8.02 or 8.03 requiring such Bank to designate a different Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

                   (f) Anything in this Section 9.08 to the contrary notwithstanding, any Bank may assign and pledge all or any portion of the Loans owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Loans made by the Borrower to the assigning and/or pledging Bank in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Loans to the extent of such payment. No such assignment shall release the assigning and/or pledging Bank from its obligations hereunder.





ATMAIN Doc: 29851.9                      103

                   (g) In performing its responsibilities hereunder, the Agent shall keep records of all assignments and Borrowings under this Agreement, and, upon reasonable notice to the Agent, shall






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
allow the Borrower and the Banks access to any such information (at such requesting party's expense).

                   SECTION 9.09. Confidentiality. Each Bank agrees to exercise its best efforts to keep any information delivered or made available by the Borrower to it which is clearly indicated to be confidential information, confidential from anyone other than persons employed or retained by such Bank who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided, however that nothing herein shall prevent any Bank from disclosing such information (i) to any other Bank (or an affiliate of such other Bank), (ii) upon the order of any court or administrative agency, (iii) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank, (iv) which has been publicly disclosed, (v) to the extent reasonably required in connection with any litigation to which the Agent, any Bank or their respective affiliates may be a party, (vi) to the extent reasonably required in connection with the exercise of any remedy hereunder, (vii) to such Bank's legal counsel, independent auditors, and other professional advisors, and (viii) to any actual or proposed Participant, Assignee or other Transferee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 9.09.

                   SECTION 9.10. Representation by Banks. Each Bank hereby represents that it is a commercial lender or financial institution which makes Loans in the ordinary course of its business and that it will make its Loans hereunder for its own account in the ordinary course of such business; provided, however that, subject to Section 9.08, the disposition of the Notes and other Loan Documents held by that Bank shall at all times be within its exclusive control.

                   SECTION 9.11. Obligations Several. The obligations of each Bank hereunder are several, and no Bank shall be responsible for the obligations or commitment of any other Bank hereunder, provided, the failure of one Bank to fund under this Agreement shall not relieve any other Bank from its obligation to fund. Nothing contained in this Agreement and no action taken by the Banks pursuant hereto shall be deemed to constitute the Banks to be a partnership, an association, a joint venture or any other kind of entity. The amounts payable at any time hereunder to each Bank shall be a separate and independent debt, and each Bank shall be entitled to protect and enforce its rights arising out of this Agreement or any other Loan Document and it shall not be necessary for any other Bank to be joined as an additional party in any proceeding for such purpose.







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
                   SECTION 9.12. Georgia Law. This Agreement and each Note shall be construed in accordance with and governed by the law of the State of Georgia.





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
                   SECTION 9.13. Severability. In case any one or more of the provisions contained in this Agreement, the Notes or any of the other Loan Documents should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby and shall be enforced to the greatest extent permitted by law.

                   SECTION 9.14. Interest. In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by applicable law, and in the event any such payment is inadvertently made to any Bank by the Borrower or inadvertently received by any Bank, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify such Bank in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Banks not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under applicable law.

                   SECTION 9.15. Interpretation. No provision of this Agreement or any of the other Loan Documents shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured or dictated such provision.

                   SECTION 9.16. Waiver of Jury Trial; Consent to Jurisdiction. The Borrower (a) and each of the Banks and the Agent irrevocably waives any and all right to trial by jury in any legal proceeding arising out of this Agreement, any of the other Loan Documents, or any of the transactions contemplated hereby or thereby, (b) submits to the nonexclusive personal jurisdiction in the State of Georgia, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, the Notes and the other Loan Documents, (c) waives any and all personal rights under the law of any jurisdiction to object on any basis including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of Georgia for the purpose of litigation to enforce this Agreement, the Notes or the other Loan Documents, and (d) agrees that service of process may be made upon it in the manner prescribed in Section 9.01 for the giving of notice to the Borrower. Nothing herein contained, however, shall prevent the Agent from bringing any action or exercising any rights against any security and against the Borrower personally, and against any assets of the Borrower, within any other state or jurisdiction.







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
                   SECTION 9.17. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.





ATMAIN Doc: 29851.9                      108

                   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, under seal, by their respective authorized officers as of the day and year first above written.


                                  AIRBORNE FREIGHT CORPORATION (SEAL)


                                  By:________________________________________
                                     Title:  Senior Vice President, Treasurer

                                  Airborne Freight Corporation
                                  3101 Western Avenue
                                  Seattle, Washington 98121
                                  Attention: Mr. Lanny H. Michael
                                  Telecopier number:  (206) 281-4438
                                  Confirmation number: (206) 285-4600


COMMITMENTS                       WACHOVIA BANK OF GEORGIA, N.A.,
                                  as the Agent and as a Bank           (SEAL)

$40,000,000.00                    By:________________________________________
                                     Title:

                                  Lending Office
                                  Wachovia Bank of Georgia, N.A.
                                  191 Peachtree Street, N.E.
                                  Atlanta, Georgia 30303-1757
                                  Attention: U.S. Corporate Group
                                  Telecopier number: (404) 332-6898
                                  Confirmation number: (404) 332-6738


                                  ABN AMRO BANK N.V.                 (SEAL)

$30,000,000.00                    By:_______________________________________
                                     Title:

                                  Attest:___________________________________
                                         Title:

                                  Lending Office
                                  Seattle Branch
                                  One Union Square
                                  Seattle, Washington 98101
                                  Attention: Mr. Paul R. Calderon






ATMAIN Doc: 29851.9                      109

                                  Telecopier number: (206) 682-5641
                                  Confirmation number: (206) 587-0358






ATMAIN Doc: 29851.9                      110

                                  UNITED STATES NATIONAL
                                  BANK OF OREGON                      (SEAL)


$30,000,000.00
                                  By:_______________________________________
                                     Title:

                                  Lending Office
                                  555 S.W. Oak
                                  Portland, Oregon 97204
                                  Attention: Note Department
                                  Telecopier number: (503) 275-6558
                                  Confirmation number: (503) 275-4600

                                  with a copy to:

                                  1414 Fourth Avenue, 14th Floor
                                  Seattle, Washington 98101
                                  Attention: Mr. Matthew S. Thoreson
                                  Telecopier number: (206) 587-5259
                                  Confirmation number: (206) 587-5238


                                  SEATTLE - FIRST NATIONAL BANK       (SEAL)

$30,000,000.00                    By:_______________________________________
                                     Title:

                                  Lending Office
                                  NW National Division Team II
                                  701 Fifth Avenue, CSC - 12
                                  Seattle, Washington 98104
                                  Attention: Mr. Kevin Berry
                                  Telecopier number: (206) 358-3113
                                  Confirmation number: (206) 358-3036






ATMAIN Doc: 29851.9                      111

                                    CIBC INC.                          (SEAL)

$25,000,000.00                      By:______________________________________
                                       Title:

                                    Attest:__________________________________
                                           Title:____________________________

                                    Lending Office
                                    Two Paces West 2727
                                    Paces Ferry Road, Suite 1200
                                    Atlanta, Georgia 30339
                                    Attention:  Ms. Anita Williams
                                                Credit Operations
                                    Telecopier number: (404) 319-4950
                                    Confirmation number: (404) 319-4999

                                    with a copy to:

                                    300 South Grand Avenue
                                    Suite 2700
                                    Los Angeles, California 90071
                                    Attention:  Mr. David Quon
                                    Telecopier number: (213) 617-1696
                                    Confirmation number: (213) 617-6409


                                    CONTINENTAL BANK N.A.              (SEAL)

$25,000,000.00                      By:______________________________________
                                       Title:

                                    Lending Office
                                    231 S. LaSalle Street
                                    Chicago, Illinois 60697
                                    Attention:  Mr. Kevin Lawler
                                    Telecopier number: (312) 765-2080
                                    Confirmation number: (312) 828-6771

                                    with a copy to:

                                    231 S. LaSalle Street - 0821
                                    Chicago, Illinois 60697
                                    Attention:  Ms. Elizabeth M. Nolan
                                    Telecopier number: (312) 765-2080
                                    Confirmation number: (312) 828-1292






ATMAIN Doc: 29851.9                      112

ATMAIN Doc: 29851.9                      113

                                    BANK OF AMERICA NATIONAL TRUST AND
                                    SAVINGS ASSOCIATION                (SEAL)

$20,000,000.00                      By:______________________________________
                                       Title:

                                    Lending Office
                                    1850 Gateway Boulevard
                                    Concord, California 94520
                                    Attention:  Ms. Josie Nahoe
                                    Telecopier number: (510) 675-7531
                                    Confirmation number: (510) 675-7156

                                    with a copy to:

                                    555 South Flower Street, 11th Floor
                                    Los Angeles, California 90071
                                    Attention: Mr. Tim Hintz
                                    Telecopier number: (213) 228-2756
                                    Confirmation number: (213) 228-2810






ATMAIN Doc: 29851.9                      114

                                    THE BANK OF NEW YORK                (SEAL)

$20,000,000.00                      By:_______________________________________
                                       Title:  Senior Vice President

                                    Lending Office
                                    One Wall Street, 22nd Floor
                                    New York, New York 10286
                                    Attention:  Corporate Banking Administration
                                    Telecopier number: (212) 635-6399
                                    Confirmation number: (212) 635-6737

                                    with a copy to:

                                    10990 Wilshire Boulevard
                                    Suite 1700
                                    Los Angeles, California 90024
                                    Attention:  Ms. Yinka Bamgbose
                                    Telecopier number: (310) 996-8667
                                    Confirmation number: (310) 996-8650


                                    NBD BANK, N.A.                      (SEAL)

$20,000,000.00                      By:_______________________________________
                                       Title:

                                    Lending Office
                                    611 Woodward Avenue
                                    Detroit, Michigan 48226
                                    Attention: National Banking Division
                                    Telecopier number: (313) 225-2649
                                    Confirmation number: (313) 225-1282


__________________

TOTAL COMMITMENTS:

$240,000,000.00






ATMAIN Doc: 29851.9                      115

                                                                     EXHIBIT A-1



                              SYNDICATED LOAN NOTE

                            As of November 19, 1993


                   For value received, AIRBORNE FREIGHT CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of ________________________________________________________________, a
______________ (the "Bank"), for the account of its Lending Office, the principal sum of _____________________________ and No/1OO Dollars
($____________), or such lesser amount as shall equal the unpaid principal amount of each Syndicated Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate or rates provided for in the Credit Agreement referred to below. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank of Georgia, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1757, or such other address as may be specified from time to time pursuant to the Credit Agreement.

                   All Syndicated Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                   This Note is one of the Syndicated Loan Notes referred to in the Credit Agreement dated as of November 19, 1993 among the Borrower, the Banks listed on the signature pages thereof and Wachovia Bank of Georgia, N.A., as Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof.






ATMAIN Doc: 29851.9                      116

ATMAIN Doc: 29851.9                      117

          IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.


                                      AIRBORNE FREIGHT CORPORATION       (SEAL)



                                       By:_____________________________________
                                                       Title:






ATMAIN Doc: 29851.9                       118

                        LOANS AND PAYMENTS OF PRINCIPAL

             Base Rate         Amount     Amount of
             or Euro-          of         Principal       Maturity     Notation
Date         Dollar Loan       Loan       Repaid          Date         Made By
- ----         -----------       ------     ---------       --------     --------




















ATMAIN Doc: 29851.9                       119

ATMAIN Doc: 29851.9                      120

                                                                     EXHIBIT A-2



                             MONEY MARKET LOAN NOTE

                            As of November 19, 1993


                   For value received, AIRBORNE FREIGHT CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of __________________________________________________________, a ____
_____________ (the "Bank"), for the account of its Lending Office, the principal sum of TWO HUNDRED FORTY MILLION and No/1OO Dollars ($240,000,000.00), or such lesser amount as shall equal the unpaid principal amount of each Money Market Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below, on the dates and in the amounts provided in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of this Note on the dates and at the rate or rates provided for in the Credit Agreement referred to below. Interest on any overdue principal of and, to the extent permitted by law, overdue interest on the principal amount hereof shall bear interest at the Default Rate, as provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of Wachovia Bank of Georgia, N.A., 191 Peachtree Street, N.E., Atlanta, Georgia 30303-1757, or such other address as may be specified from time to time pursuant to the Credit Agreement.

                   All Money Market Loans made by the Bank, the respective maturities thereof, the interest rates from time to time applicable thereto, and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

                   This Note is one of the Money Market Loan Notes referred to in the Credit Agreement dated as of November 19, 1993 among the Borrower, the Banks listed on the signature pages thereof and Wachovia Bank of Georgia, N.A., as Agent (as the same may be amended and modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the optional and mandatory prepayment and the repayment hereof and the acceleration of the maturity hereof.






ATMAIN Doc: 29851.9                       121

ATMAIN Doc: 29851.9                      122

                   IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed, under seal, by its duly authorized officer as of the day and year first above written.


                                             AIRBORNE FREIGHT CORPORATION (SEAL)


                                            By:_________________________________
                                                               Title:






ATMAIN Doc: 29851.9                      123

                        LOANS AND PAYMENTS OF PRINCIPAL

                           Amount     Amount of      Stated
            Interest       of         Principal      Maturity     Notation
Date        Rate           Loan       Repaid         Date         Made By
- ----        --------       ------     ---------      --------     ---------














ATMAIN Doc: 29851.9                      124

ATMAIN Doc: 29851.9                      125

                                                                     EXHIBIT B-1



                                   OPINION OF
                  COUNSEL FOR THE BORROWER AND THE GUARANTORS




                                                     [Dated as provided in
                                                      Section 3.01 of the
                                                      Credit Agreement]


To the Banks and the Agent
Referred to Below
c/o Wachovia Bank of Georgia, N.A.,
as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia 30303-1757
Attn:     U.S. Corporate Group

Dear Sirs:

          We have acted as counsel for (i) Airborne Freight Corporation (the "Borrower") in connection with the Credit Agreement (the "Credit Agreement") dated as of November 19, 1993, among the Borrower, the banks listed on the signature pages thereof and Wachovia Bank of Georgia, N.A., as Agent and (ii) ABX Air, Inc., a Delaware corporation, and Airborne Forwarding Corporation, a Delaware corporation (collectively, the "Guarantors") in connection with the Guaranty Agreements (collectively, the "Guaranty"), dated as of November 19, 1993, made by the Guarantors in favor of the Agent for the ratable benefit of the Banks. This opinion is delivered to you pursuant to Section 3.01(c) of the Credit Agreement. Capitalized terms contained herein but not defined herein shall have the meanings attributed thereto in the Credit Agreement.

          We have examined such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion. For purposes of this opinion, we have assumed the genuineness of all signatures, the authenticity of all documents provided to us as originals, the conformity to authentic original documents of all documents provided to us as certified, conformed or photostatic copies, and the completeness and accuracy of all certificates obtained from public officials. As to questions of fact material to the following opinions, when all of the facts were not






ATMAIN Doc: 29851.9                      126
independently established, we have relied upon oral and written representations of officers and representatives of the Borrower and/or the Guarantors, without any independent investigation or confirmation; provided, that in connection with any such reliance,






ATMAIN Doc: 29851.9                      127
we have no reason to believe that such representations are untrue. We have also assumed that the Credit Agreement has been duly authorized, executed and delivered by each Bank and by the Agent, and that the Credit Agreement constitutes the valid and binding obligation of each Bank and of the Agent.

          As used in this opinion, the phrase "actual knowledge" or "our actual knowledge" means such knowledge as we have obtained from (a) our review of (i) the Credit Agreement, (ii) the Guaranty, and (iii) the Certificates of Incorporation, Bylaws, and minutes of meetings and consent resolutions of the Board of Directors of the Borrower and the Guarantors; (b) inquiry of officers of the Borrower and of the Guarantors, and written certificates furnished to us by such officers, but without further investigation or verification on our part; and (c) inquiry of lawyers presently in our office whom we have determined are likely, in the ordinary course of their duties, to have knowledge of the matters set forth in the applicable portion or portions of this opinion, but without further investigation or verification on our part. "Actual knowledge" does not include constructive or inquiry knowledge other than the knowledge acquired as a result of the inquiries described in (b) and
(c) of the preceding sentence.

                                    Opinion

          Based upon the foregoing and subject to the assumptions and qualifications set out herein, we are of the opinion that:

          1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all corporate powers required to carry on its business as now conducted.

          2. Each of the Guarantors is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all corporate powers required to carry on its business as now conducted.

          3. The execution, delivery and performance by the Borrower of the Credit Agreement, the Notes and the other Loan Documents to which it is a party
(i) are within the Borrower's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, the certificate of incorporation or bylaws of the Borrower, or any provision of applicable law or regulation or, to our actual knowledge, any






ATMAIN Doc: 29851.9                      128
agreement, judgment, injunction, order, decree or other instrument, which is binding upon the Borrower, and (v) to our actual knowledge, do not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.






ATMAIN Doc: 29851.9                      129

          4. The execution, delivery and performance by each of the Guarantors of the Guaranty and each of the other Loan Documents to which it is a party (i) are within its corporate powers, (ii) have been duly authorized by all necessary corporate actions, (iii) require no action by or in respect of, or filing with, any governmental body, agency or official, (iv) do not contravene, or constitute a default under, its certificate of incorporation or bylaws or any provision of applicable law or regulation or, to our actual knowledge, any agreement, judgment, injunction, order, decree or other instrument, which is binding upon it, and (v) to our actual knowledge, do not result in the creation or imposition of any Lien on any of its assets.

          5. The Credit Agreement constitutes a valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, and the Notes constitute valid and binding obligations of the Borrower, enforceable in accordance with their respective terms.

          6. The Guaranty constitutes a valid and binding agreement of each of the Guarantors, enforceable against each of the Guarantors in accordance with its terms.

          7. To our actual knowledge, there is no action, suit or proceeding pending or threatened against or affecting the Borrower, the Guarantors, or any of their respective Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Borrower and its Consolidated Subsidiaries, considered as a whole, or which in any manner questions the validity or enforceability of the Credit Agreement, the Guaranty or any Note.

          8. Neither the Borrower nor any of its Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          9. Neither the Borrower nor any of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

          10. The governing law clause (Section 9.12 of the Credit Agreement) which states that the Credit Agreement and each Note shall be construed in accordance with and governed by the laws of the State of Georgia, will be respected by Washington State courts and federal courts sitting in the State of Washington and






ATMAIN Doc: 29851.9                         130
applying Washington law except to the extent that (a) Georgia is found to have no substantial relationship to the parties or the transaction and there is no other reasonable basis for the parties' choice, or (b) any provision of Georgia law applicable to the Credit Agreement






ATMAIN Doc: 29851.9                 131
or the Note is found to be contrary to a fundamental policy of a state which has a materially greater interest than Georgia in the determination of the particular issue and which, under the rule of Section 188 of Restatement (Second) of Conflict of Laws ("Restatement"), would be the state of the applicable law in the absence of an effective choice of law by the parties, or
(c) any term of the Credit Agreement or any Note or any provision of Georgia law applicable to the Credit Agreement violates an important public policy of the State of Washington. According to Section 187 of the Restatement, the state where one of the parties is domiciled or has its principal place of business has a substantial relationship to the parties and the transaction. Washington courts have cited the Restatement with approval, although there is no Washington decision where the parties chose the law of a state which was only the domicile of one of the parties. In reported Washington decisions, the state of the chosen law had multiple connections to the parties and the transaction.

          There is no Washington statute or court decision of which we are aware that would cause us to believe that any term of the Credit Agreement violates an important public policy of the State of Washington except those terms discussed in Paragraph (c) of Qualifications with respect to which we express no opinion as to enforceability.

          11. With respect to the Interstate Commerce Act of 19, as amended, the execution, delivery and performance by the Borrower of the Credit Agreement and by the Guarantors of the Guaranty require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene or constitute a default under any provision of the Interstate Commerce Act or regulation promulgated thereunder, and nothing in the Interstate Commerce Act would render the Credit Agreement unenforceable against the Borrower or the Guaranty unenforceable against the Guarantors.

                         Qualifications and Limitations

          The opinions rendered herein are subject to and qualified in all respects by the following qualifications and limitations:

          a. Our opinion as to the enforceability of the Credit Agreement, any Note, the Guaranty and other Loan Documents is limited by (i) applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, voidable preference, moratorium or similar laws applicable to creditors' rights or remedies or to the collection of debtors' obligations generally, (ii) general principles of equity and public policy including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a






ATMAIN Doc: 29851.9                      132
proceeding in equity or at law), and (iii) principles governing the availability of specific performance, injunctive relief, or any other equitable remedy, which generally provide that the award of such remedies is






ATMAIN Doc: 29851.9                 133
in the discretion of the court to which application for such relief is made.

          b. No opinion is expressed with respect to the enforceability of the Guaranty insofar as future circumstances or actions may give rise to defenses under applicable principles of suretyship or other legal or equitable principles affecting the relationship between a guarantor and the beneficiary of a guaranty.

          c. We express no opinion as to the enforceability under Washington law of (i) provisions related to the waiver of rights, remedies and defenses, including without limitation, waiver of the right to a jury trial,
(ii) provisions that permit the Banks and/or Agent to collect a late charge, increased rate of interest after default or maturity, or a prepayment premium, to the extent they bear no reasonable relationship to the damages suffered or may constitute a penalty or forfeiture, (iii) any reservation of the right to pursue inconsistent or cumulative remedies, (iv) limitations on the liability of the Banks and/or Agent, or provisions for indemnification of the Banks and/or Agent, for its own negligence or misconduct, (v) provisions for attorneys' fees other than to prevailing parties, (vi) provisions pertaining to jurisdiction or venue, (vii) provisions permitting modification of a document only in writing, (viii) provisions purporting to appoint Agent or any Bank as attorney in fact for Borrower, and (ix) severability clauses. Certain other covenants, rights, remedies and waivers contained in the Loan Documents may be limited or rendered ineffective by applicable Washington laws or judicial decisions. Notwithstanding the foregoing, and subject to the assumptions and other qualifications and limitations in this opinion, we are of the opinion that such unenforceability will not render the Credit Agreement, the Guaranty, or the Notes invalid as a whole or preclude the judicial enforcement of the obligation of the Borrower to repay the principal, together with interest thereon, as provided in the Notes (to the extent not deemed a penalty).

          d. The enforceability of the Loan Documents is limited by Washington decisions which permit the admission of extrinsic evidence, both oral and written, to ascertain the intent of the parties to documents, regardless of the presence or absence of ambiguity in any of such agreements or instruments and regardless of a statement by the party in the documents that such agreements or instruments constitute an integrated expression of their agreement (Berg v. Hudesman, 115 Wn.2d 657 (1990)).

          e. We note that each of the Credit Agreement and Guaranty provides that it is to be governed by, and construed and interpreted in accordance with, the laws of the State of Georgia.




ATMAIN Doc: 29851.9                      134

For purposes of this opinion, and except as otherwise provided in paragraph f. below, you have authorized us to assume that each of the Credit Agreement,
Guaranty, and Notes and all related documents and instruments   provide for the
application of, and will be governed by and construed in accordance with, Washington law






ATMAIN Doc: 29851.9                135

(without regard to Washington law regarding choice of law or conflict of law).

          f. In all respects, the opinions expressed herein are based on the laws and facts existing on the date hereof, and no opinion is expressed with respect to the effect of any subsequent change in such law or facts. Our opinion is limited to the effects, on the persons and transactions herein described, of (i) the laws of the State of Washington, (ii) as to the opinions expressed in paragraphs 1, 2, 3 and 4 above concerning corporate status, standing, power and authorization, the corporate laws of the State of Delaware, and (iii) except as provided in paragraph g. below, the federal laws of the United States, all as presently in force. We express no opinion as to the applicability or effect of the laws of any other jurisdiction.

          g. We express no opinion regarding matters of federal or state aviation or transportation law, except the opinion in Paragraph 11 above.

          h. The foregoing opinions, to the extent they relate to the organization, existence, good standing and qualification of Borrower and Guarantors are based solely upon our review of the certificates of incorporation and good standing certificates of Borrower and Guarantors, copies of which have been provided to you.

          This opinion is delivered to you in connection with the transaction referenced above and may be relied upon only by you, any Assignee, Participant or other Transferee under the Credit Agreement, and Jones, Day, Reavis & Pogue (in connection with the delivery of their opinion to the Agent) and by no other person or entity without our prior written consent.


                                                   Very truly yours,

                                                   Riddell, Williams, Bullitt &
                                                     Walkinshaw



                                                   By:__________________________






ATMAIN Doc: 29851.9                     136

                                                                     EXHIBIT B-2



                           OPINION OF KLEIN & BAGILEO



                                                           [Dated as provided in
                                                             Section 3.01 of the
                                                               Credit Agreement]
To the Banks and the Agent
Referred to Below
c/o Wachovia Bank of Georgia, N.A.
as Agent
191 Peachtree Street, N.E.
Atlanta, GA  30303-1757
Attn:    U.S. Corporate Group

Dear Sirs:

         We have acted as regulatory counsel to ABX Air, Inc., a Subsidiary of the Airborne Freight Corporation (the "Borrower") in connection with the Credit Agreement (the "Credit Agreement") dated as of November 19, 1993, among the Borrower, the banks listed on the signature pages thereof and Wachovia Bank of Georgia, N.A., as Agent. You have requested an opinion regarding certain regulatory matters. This opinion is delivered to you pursuant to Section 3.01(c) of the Credit Agreement. Capitalized terms contained herein but not defined herein, shall have the meanings attributed thereto in the Credit Agreement.

         In connection with the preparation of this opinion, we have reviewed and relied upon the Certificate of Joseph C. Hete, Senior Vice President, Administration/Treasurer of ABX Air, Inc. dated as of the date of this letter, a copy which is attached hereto, and we have inquired of the office of the Federal Aviation Administration ("FAA") in Detroit, Michigan. It is noted that under FAA regulations, notice would be given to ABX Air, Inc. of any alleged violation, deficiency or failure to conform with such licenses, certificates and authorizations as are necessary to conduct its business together with requests for corrective action.

         Further, we have assumed that neither the Credit Agreement nor any Loan Documents grant or create a security interest in any equipment of the type capable of and required to be recorded as a conveyance or instrument pursuant to Section 503 of the Federal Aviation Act of 1958, as amended (the "Federal Aviation Act").







ATMAIN Doc: 29851.9                      137

         Based upon the foregoing, it is our opinion that as of the date hereof:

         1. ABX Air, Inc. has such licenses, certificates and authorizations from the Department of Transportation ("DOT") and FAA as are necessary to conduct air cargo operations as now conducted by it; and





ATMAIN Doc: 29851.9                      138

         2. To the best of our knowledge, ABX Air, Inc. is in compliance in all material respects with the provisions of such licenses, certificates and authorizations.

         3. With respect to the Federal Aviation Act and other federal law relating to the regulation of air transportation and air carriers (but not including matters arising under the Internal Revenue Code) ("Federal Aviation Law"), the execution, delivery and performance by the Borrower and ABX Air, Inc. and Airborne Forwarding Corporation, of the Credit Agreement, the Notes and other Loan Documents require no action by or in respect of, or filing with, any governmental body, agency, or official and do not contravene, or constitute a default under any provision of the Federal Aviation Law or regulation promulgated thereunder and that nothing in the Federal Aviation Law would render the Credit Agreement, the Notes or any of the other Loan Documents unenforceable against the Borrower, ABX Air, Inc. or Airborne Forwarding Corporation.

         With respect to paragraph number 3. hereof, we have assumed that all of the Banks executing the Credit Agreement are citizens of the United States as the term is defined in Section 101(16) of the Federal Aviation Act.

         No opinion is expressed with regard to ABX Air, Inc.'s authority to conduct ground transportation services and otherwise this opinion is limited solely to matters of federal aviation law. This opinion is delivered to you in connection with the transaction referenced above and may be relied upon only by you, any Assignee, Participant or other Transferee under the Credit Agreement, and Riddell, Williams, Bullitt & Walkinshaw and Jones, Day, Reavis & Pogue (in connection with the delivery of their respective opinions to the Agent) and by no other person or entity without our prior written consent.

                                                Very truly yours,

                                                KLEIN & BAGILEO



                                                By:____________________________
                                                       Robert P. Silverberg

cc:      David C. Anderson, Esq.
         Vernon Williams, Esq.






ATMAIN Doc: 29851.9                      139

                       Certificate of Mr. Joseph C. Hete

                                [TO BE ATTACHED]






ATMAIN Doc: 29851.9                      140

                                                                       EXHIBIT C


                                   OPINION OF
                  JONES, DAY, REAVIS & POGUE, SPECIAL COUNSEL
                                 FOR THE AGENT


                                                         [Dated as provided in
                                                          Section 3.01 of the
                                                          Credit Agreement]


To the Banks and the Agent
Referred to Below
c/o Wachovia Bank of Georgia, N.A.,
as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia 30303-1757
Attn:  U.S. Corporate Group

Dear Sirs:

         We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of November 19, 1993, among Airborne Freight Corporation, a Delaware corporation (the "Borrower"), the banks listed on the signature pages thereof (the "Banks") and Wachovia Bank of Georgia, N.A., as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

         This opinion letter is limited by, and is in accordance with, the January 1, 1992 edition of the Interpretive Standards applicable to Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia which Interpretive Standards are incorporated herein by this reference.

         We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, and assuming the due authorization, execution and delivery of the Credit Agreement and each of the Notes by or on behalf of the Borrower, we are of the opinion that the Credit Agreement constitutes a valid and






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
binding agreement of the Borrower and each Note constitutes valid and binding obligations of the Borrower, in each case enforceable in accordance with its terms except as: (i) the enforceability thereof






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
may be affected by bankruptcy, insolvency, reorganization, fraudulent conveyance, voidable preference, moratorium or similar laws applicable to creditors' rights or the collection of debtors' obligations generally; (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and (iii) the enforceability of certain of the remedial, waiver and other provisions of the Credit Agreement and the Notes may be further limited by the laws of the State of Georgia; provided, however, such additional laws do not, in our opinion, substantially interfere with the practical realization of the benefits expressed in the Credit Agreement and the Notes, except for the economic consequences of any procedural delay which may result from such laws.

         In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction except the State of Georgia. We express no opinion as to the effect of the compliance or non-compliance of the Agent or any of the Banks with any state or federal laws or regulations applicable to the Agent or any of the Banks by reason of the legal or regulatory status or the nature of the business of the Agent or any of the Banks.

         This opinion is delivered to you in connection with the transaction referenced above and may only be relied upon by you and any Assignee, Participant or other Transferee under the Credit Agreement without our prior written consent.

                                                            Very truly yours,






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
                                                                       EXHIBIT D
                           ASSIGNMENT AND ACCEPTANCE
                            Dated ________ ___, 19__


                 Reference is made to the Credit Agreement dated as of November 19, 1993 (together with all amendments and modifications thereto, the "Credit Agreement") among AIRBORNE FREIGHT CORPORATION, a Delaware corporation (the "Borrower"), the Banks (as defined in the Credit Agreement) and Wachovia Bank of Georgia, N.A., as Agent (the "Agent"). Terms defined in the Credit Agreement are used herein with the same meaning.

__________________________________ (the "Assignor") and ____
______________________________ (the "Assignee") agree as follows:

                 1. The Assignor hereby sells and assigns to the Assignee, without recourse to the Assignor, and the Assignee hereby purchases and assumes from the Assignor, a ______ interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (including, without limitation, a _____ interest (which on the Effective Date hereof is $______________) in the Assignor's Commitment and a ____ interest (which on the Effective Date hereof is $______________) in the Syndicated Loans [and Money Market Loans] owing to the Assignor and a ___ interest in the Notes held by the Assignor (which on the Effective Date hereof is $_________________

                 2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder, that such interest is free and clear of any adverse claim and that as of the date hereof its Commitment (without giving effect to assignments thereof which have not yet become effective) is $_______________ and the aggregate outstanding principal amount of the Syndicated Loans [and Money Market Loans] owing to it (without giving effect to assignments thereof which have not yet become effective) is $_______ ________
(ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Credit Agreement or any other instrument or document furnished pursuant thereto; and (iii)






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

attaches the Notes referred to in paragraph 1. above and requests that the Agent exchange such Notes for new Notes as follows: a Syndicated Loan Note dated _____________, ____ in the principal amount of $_______




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
_________ payable to the order of the Assignee [and a Money Market Loan Note dated ____________, ____ in the principal amount of $____________ payable to the order of the Assignee]]. Should the Assignor retain an interest in the Loans or the Commitments, replacement Notes of the type described in the immediately preceding sentence shall be provided to the Assignor in the principal amount equal to that portion of the Commitments and/or Loans retained by the Assignor.

                 3. The Assignee (i) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 4.04(a) thereof (or any more recent financial statements of the Borrower delivered pursuant to Section 5.01(a) or (b) thereof) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) confirms that it is a bank or financial institution; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank;
(vi) specifies as its Lending Office (and address for notices) the office set forth beneath its name on the signature pages hereof, (vii) represents and warrants that the execution, delivery and performance of this Assignment and Acceptance are within its corporate powers and have been duly authorized by all necessary corporate action[, and (viii) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such taxes at a rate reduced by an applicable tax treaty].

                 4. The Effective Date for this Assignment and Acceptance shall be _________, 19__ (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for execution and acceptance by the Agent and, if applicable, to the Borrower for execution by the Borrower.

                 5. Upon such execution and acceptance by the Agent and, if applicable, execution by the Borrower, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent rights and obligations have been






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
transferred to it by this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent its rights and obligations have been transferred to the Assignee by this Assignment and Acceptance, relinquish its rights






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
(other than under Sections 8.03, 9.03 and 9.04 of the Credit Agreement) and be released from its obligations under the Credit Agreement.

         6. Upon such execution and acceptance by the Agent and, if applicable, execution by the Borrower, from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to such acceptance by the Agent directly between themselves.

         7. This Assignment and Acceptance shall be governed by, and construed in accordance with, the laws of the State of Georgia.

                                            [NAME OF ASSIGNOR]

                                            By:_________________________________
                                               Title:



                                            [NAME OF ASSIGNEE]

                                            By:_________________________________
                                               Title:


                                            Lending Office:
                                            [Address]

                                            WACHOVIA BANK OF GEORGIA, N.A.,
                                            As Agent

                                            By:_________________________________
                                               Title:


                                            AIRBORNE FREIGHT CORPORATION

                                            By:_________________________________
                                               Title:






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
                                                                       EXHIBIT E



                              NOTICE OF BORROWING

                         _______________________ 199__



Wachovia Bank of Georgia, N.A., as Agent
191 Peachtree Street, N.W.
Atlanta, Georgia 30303-1757
Attention:  U.S. Corporate Group

         Re: Credit Agreement (as amended and modified from time to time, the "Credit Agreement") dated as of November 19, 1993 by and among Airborne Freight Corporation, the Banks from time to time parties thereto, and Wachovia Bank of Georgia, N.A., as Agent.

Gentlemen:

         Unless otherwise defined herein, capitalized terms used herein shall have the meanings attributable thereto in the Credit Agreement.

         This Notice of Borrowing is delivered to you pursuant to Section 2.02 of the Credit Agreement.

         The Borrower hereby requests a Syndicated Borrowing in the aggregate principal amount of $__________ to be made on __________, 199__, and for interest to accrue thereon at the rate established by the Credit Agreement for [Base Rate Loans] [Euro-Dollar Loans]. The duration of the Interest Period with respect thereto shall be [30 days] [1 month] [2 months] [3 months] [6 months].

         The Borrower hereby represents and warrants that on the date the Borrowing requested hereunder is made (both before and after giving effect to the making of such and after giving effect to the application, directly or indirectly, of the proceeds thereof):

                 (a)      no Default has occurred and is continuing; and

                 (b) the representations and warranties of the Borrower contained in Article IV of the Credit Agreement are true on and as of the date hereof except for changes permitted by the Credit Agreement and except to the extent that such






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
         representations and warranties relate solely to an earlier date.






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
         The Borrower has caused this Notice of Borrowing to be executed and delivered by its duly authorized officer or other authorized employee this _____ day of ___________, 199___

                                            AIRBORNE FREIGHT CORPORATION


                                            By:_________________________________
                                                      Title:






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
                                                                       EXHIBIT F



                             COMPLIANCE CERTIFICATE



                 Reference is made to the Credit Agreement dated as of November 19, 1993 (as modified and supplemented and in effect from time to time, the "Credit Agreement") among AIRBORNE FREIGHT CORPORATION, the Banks from time to time parties thereto, and Wachovia Bank of Georgia, N.A., as Agent.
Capitalized terms used herein shall have the meanings ascribed thereto in the Credit Agreement.

                 Pursuant to Section 5.01(c) of the Credit Agreement, __________ the duly authorized _________________ of AIRBORNE FREIGHT CORPORATION hereby (i) certifies to the Agent and the Banks that the information contained in the Compliance Check List attached hereto is true, accurate and complete as of ___________ 199, and that no Defaults or Events of Default exist and (ii) restates and reaffirms that the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof as though restated on and as of this date.


                                                 By:____________________________
                                                               Title:






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
                             COMPLIANCE CHECK LIST
                         (Airborne Freight Corporation)



                              ______________ 199__



1. Ratio of Consolidated Senior Funded Debt to Consolidated Total Capital (Section 5.03)

         (a)     Consolidated Senior Funded Debt                 $__________

         (b)     Consolidated Net Worth                          $__________

         (c)     sum of Consolidated Funded Debt plus (b)        $__________

         Actual Ratio of (a) to (c)                               __________

         Maximum Ratio                                            0.55 to 1.0

2.       Ratio of Consolidated Funded Debt to Consolidated Total Capital
         (Section 5.04)

         (a)  Consolidated Funded Debt                           $__________

         (b)  Consolidated Net Worth                             $__________

         (c)  sum of (a) plus (b)                                $__________

         Actual Ratio of (a) to (c)                               __________

         Maximum Ratio                                            0.65 to 1.0

3.       Minimum Consolidated Tangible Net Worth (Section 5.05)

         (a)     $275,000,000

         (b)     33.33% of cumulative positive Consolidated
                 Net Income for immediately preceding Fiscal
                 Years ending after the Closing Date (net of
                 any Preferred Stock Dividends)                  $__________

         (c)     66.66% of the cumulative Net Proceeds







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
                 of Capital Stock                               $__________

         (d)     Sum of redemption payments made in respect
                 of Cumulative Convertible Preferred Stock      $__________


                             COMPLIANCE CHECK LIST
                         (Airborne Freight Corporation)


                             ______________, 199__



         Required Minimum Consolidated Tangible Net Worth
         (the sum of (a) plus (b) plus(c) minus (d))            $__________

         Consolidated Tangible Net Worth

                                                  Schedule - 1  $__________


4.       Fixed Charges Coverage (Section 5.06)

         (a)  Income Available for Fixed Charges
                                                  Schedule - 2  $__________

         (b)  Consolidated Fixed Charges
                                                  Schedule - 3  $__________

         Ratio of (a) to (b)                                     _________

         Requirement                                           > 2.0 to 1.0

5.       Negative Pledge (Section 5.09)

         (a)     Consolidated Total Assets                       $__________

         (b)     Amount of Debt Secured by Liens (other than
                 those referred to in clauses (b), (c) and (d)
                 of Section 5.09)                                $__________

         Limitation (product of (a) multiplied by 0.075)         $__________


6.       Debt of Subsidiaries (Section 5.23)






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
         The Subsidiaries have no Debt except for Debt permitted by Section 5.23(i) and 5.23 (ii), and the following (not to exceed $15,000,000)

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________

__________________________________________________________________






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
                             COMPLIANCE CHECK LIST
                         (Airborne Freight Corporation)


                             ______________, 199__



                                                                    Schedule - 1

                        Consolidated Tangible Net Worth



Stockholders' Equity                                              $__________
         Less:
              Intangibles                                         $__________

Consolidated Tangible Net Worth                                   $
                                                                   ==========






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
                             COMPLIANCE CHECK LIST
                         (Airborne Freight Corporation)


                             ______________, 199__



                                                                    Schedule - 2



                       Income Available For Fixed Charges


___      quarter 199_                                            $__________
         Consolidated Net Income                                 $__________
         Taxes on income                                         $__________
         Interest expense                                        $__________
         Operating lease and rental payments                     $__________
         Depreciation                                            $__________
             Subtotal                                            $__________

___      quarter 199_                                            $__________
         Consolidated Net Income                                 $__________
         Taxes on income                                         $__________
         Interest expense                                        $__________
         Operating lease and rental payments                     $__________
         Depreciation                                            $__________
             Subtotal                                            $__________

___      quarter 199_                                            $__________
         Consolidated Net Income                                 $__________
         Taxes on income                                         $__________
         Interest expense                                        $__________
         Operating lease and rental payments                     $__________
         Depreciation                                            $__________
             Subtotal                                            $__________

___      quarter 199_                                            $__________
         Consolidated Net Income                                 $__________
         Taxes on income                                         $__________
         Interest expense                                        $__________
         Operating lease and rental payments                     $__________
         Depreciation                                            $__________
             Subtotal                                            $__________






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
         Income Available for Fixed Charges                      $
                                                                  ==========




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
                             COMPLIANCE CHECK LIST
                         (Airborne Freight Corporation)


                             ______________, 199__

                                                                    Schedule - 3


                           Consolidated Fixed Charges


Consolidated operating lease and rental expenses for:
         ___ quarter 199_-                                    $__________
         ___ quarter 199_-                                    $__________
         ___ quarter 199_-                                    $__________
         ___ quarter 199_-                                    $__________
         Subtotal                                             $__________


Consolidated Interest for:
         ___ quarter 199_-                                    $__________
         ___ quarter 199_-                                    $__________
         ___ quarter 199_-                                    $__________
         ___ quarter 199_-                                    $__________
         Subtotal                                             $__________

         Total Consolidated Fixed Charges                     $__________






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
                                                                       EXHIBIT G



                          AIRBORNE FREIGHT CORPORATION

                              CLOSING CERTIFICATE


         Reference is made to the Credit Agreement (the "Credit Agreement") dated as of _____________, 1993, among AIRBORNE FREIGHT CORPORATION, the Banks listed therein, and Wachovia Bank of Georgia, N.A., as Agent. Capitalized terms used herein have the meanings ascribed thereto in the Credit Agreement.

        Pursuant to Section 3.01(e) of the Credit Agreement,________________ the duly authorized ___________________ of AIRBORNE FREIGHT CORPORATION, hereby certifies to the Agent and the Banks that (i) no Default has occurred and is continuing as of the date hereof, and (ii) the representations and warranties contained in Article IV of the Credit Agreement are true on and as of the date hereof.

         Certified as of this ____ day of _____________, 1993.



                                                 By:____________________________
                                                   Printed Name:________________
                                                   Title:_______________________






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
                                                                       EXHIBIT H



                                FORM OF GUARANTY


                 THIS GUARANTY (this "Guaranty") is made as of the 19th day of November, 1993, by ____________, a Delaware corporation (the "Guarantor") in favor of the Agent, for the ratable benefit of the Banks, under the Credit Agreement referred to below;


                              W I T N E S S E T H


                 WHEREAS, AIRBORNE FREIGHT CORPORATION, a Delaware corporation (the "Principal") and WACHOVIA BANK OF GEORGIA, N.A., as Agent (the "Agent"), and certain other Banks from time to time party thereto have entered into a certain Credit Agreement dated as of November 19, 1993, (as same may be amended or modified from time to time, the "Credit Agreement"), providing, subject to the terms and conditions thereof, for extensions of credit to be made by the Banks to the Principal;

                 WHEREAS, it is a condition precedent to the Agent and the Banks executing the Credit Agreement that the Guarantor execute and deliver this Guaranty whereby the Guarantor shall guarantee the payment when due, subject to Section 10 hereof, of all principal, interest and other amounts that shall be at any time payable by the Principal under the Credit Agreement, the Notes and the other Loan Documents; and

                 WHEREAS, in consideration of the financial and other support that the Principal has provided, and such financial and other support as the Principal may in the future provide, to Guarantor, and in order to induce the Banks and the Agent to enter into the Credit Agreement, the Guarantor is willing to guarantee the obligations of the principal under the Credit Agreement, the Notes, and the other Loan Documents;

                 NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:






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
                 SECTION 1. Definitions. Terms defined in the Credit Agreement and not otherwise defined herein have, as used herein, the respective meanings provided for therein.

                 SECTION 2. Representations and Warranties. The Guarantor represents and warrants (which representations and warranties shall be deemed to have been renewed by the Guarantor upon each Borrowing under the Credit Agreement) that:





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
                 (a) it (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) has all requisite corporate power, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a material adverse effect on its condition (financial or otherwise), assets, nature of assets, liabilities (including, without limitation, tax, ERISA and environmental liabilities) or prospects.

                 (b) it has all necessary corporate power and authority to execute, deliver and perform its obligations under this Guaranty; the execution, delivery and performance by the Guarantor of this Guaranty have been duly authorized by all necessary corporate action; and this Guaranty has been duly and validly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles.

                 (c) neither the execution and delivery by it of this Guaranty nor compliance with the terms and provisions hereof by the Guarantor will conflict with or result in a breach of, or require any consent under, its certificate of incorporation or by-laws or any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which it is a party or by which it is bound or to which it is subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of its revenues or assets pursuant to the terms of any such agreement or instrument.

                 (d) it is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 (e) after giving effect to the execution and delivery of the Loan Documents to which it is a party and the incurring of its obligations hereunder, it will not be "insolvent," within the meaning of such term as used in O.C.G.A. Section 18-2-22 or as defined in Section 101 of Title 11 of the United States Code or Section 2 of the Uniform Fraudulent Transfer Act, or any other applicable state law pertaining to fraudulent transfers, as each may be amended from time to time, or be unable to pay its debts





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
generally as such debts become due, or have an unreasonably small capital to engage in any business or transaction, whether current or contemplated.

                 (f) it is not a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding





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
company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

                 SECTION 3. Covenants. The Guarantor covenants that, so long as any Bank has any Commitment outstanding under the Credit Agreement or any amount payable under the Credit Agreement or any Note shall remain unpaid, that the Guarantor will (i) fully comply with those covenants set forth in the Credit Agreement in Section 5.02, Sections 5.07 through 5.16, inclusive, and Sections 5.18 through 5.23, inclusive.

                 SECTION 4. The Guaranty. Subject to Section 10 hereof, the Guarantor hereby unconditionally guarantees the full and punctual payment (whether at stated maturity, upon acceleration or otherwise) of the principal of and interest on each Note issued by the Principal pursuant to the Credit Agreement, and the full and punctual payment of all other amounts payable by the Principal under the Credit Agreement and the other Loan Documents, including, without limitation, all expenses and attorney's fees (all of the foregoing obligations being referred to collectively as the "Guaranteed Obligations"). Upon failure by the Principal to pay punctually any such amount, the Guarantor agrees that it shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Credit Agreement, the relevant Note or the relevant Loan Document, as the case may be.

                 SECTION 5. Guaranty Unconditional. The obligations of the Guarantor hereunder shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

                          (i) any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Principal under the Credit Agreement, any Note, or any other Loan Document, by operation of law or otherwise or any obligation of any other guarantor of any of the Guaranteed Obligations;

                          (ii) any modification or amendment of or supplement to the Credit Agreement, any Note, or any other Loan Document;

                          (iii) any release, nonperfection or invalidity of any direct or indirect security for any obligation of the Principal under the Credit Agreement, any Note, any Loan Document, or any obligations of any other guarantor of any of the Guaranteed Obligations;






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
                          (iv) any change in the corporate existence, structure or ownership of the Principal or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Principal, or any other






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
         guarantor of any of the Guaranteed Obligations, or its assets or any resulting release or discharge of any obligation of the Principal, or any other guarantor of any of the Guaranteed Obligations;

                          (v) the existence of any claim, setoff or other rights which the Guarantor may have at any time against the Principal, any other guarantor of any of the Guaranteed Obligations, the Agent, any Bank or any other Person, whether in connection herewith or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim;

                          (vi) any invalidity or unenforceability relating to or against the Principal, or any other guarantor of any of the Guaranteed Obligations, for any reason related to the Credit Agreement, any other Loan Document, or any other Guaranty, or any provision of applicable law or regulation purporting to prohibit the payment by the Principal, or any other guarantor of the Guaranteed Obligations, of the principal of or interest on any Note or any other amount payable by the Principal under the Credit Agreement, the Notes, or any other Loan Document; or

                          (vii) any other act or omission to act or delay of any kind by the Principal, any other guarantor of the Guaranteed Obligations, the Agent, any Bank or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of the Guarantor's obligations hereunder.

                 SECTION 6. Discharge Only Upon Payment In Full; Reinstatement In Certain Circumstances. The Guarantor's obligations hereunder shall remain in full force and effect until all Guaranteed Obligations shall have been paid in full and the Commitments under the Credit Agreement shall have terminated or expired. If at any time any payment of the principal of or interest on any Note or any other amount payable by the Principal under the Credit Agreement or any other Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Principal or otherwise, the Guarantor's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.






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
                 SECTION 7. Waiver of Notice by the Guarantor. The Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the






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
Principal, any other guarantor of the Guaranteed Obligations, or any other
Person.

                 SECTION 8. Other Waivers by the Guarantor. The Guarantor hereby expressly waives, renounces, and agrees not to assert, any right, claim or cause of action, including, without limitation, a claim for reimbursement, subrogation, indemnification or otherwise, against the Principal arising out of or by reason of this Guaranty or the obligations of the Guarantor hereunder, including, without limitation, the payment or securing or purchasing of any of the Guaranteed Obligations by the Guarantor. The waiver, renunciation and agreement contained in the immediately preceding sentence is for the benefit of the Agent and the Banks and also for the benefit of the Principal who may assert the benefits thereof as a third-party beneficiary, and the Guarantor may be released from such waiver, renunciation and agreement only by the execution and delivery, by the Agent, the Required Banks and the Principal, of an instrument expressly releasing the Guarantor therefrom.

                 SECTION 9. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Principal under the Credit Agreement, any Note or any other Loan Document is stayed upon the insolvency, bankruptcy or reorganization of the Principal, all such amounts otherwise subject to acceleration under the terms of the Credit Agreement, any Note or any other Loan Document shall nonetheless be payable by the Guarantor hereunder forthwith on demand by the Agent made at the request of the Required Banks.

                 SECTION 10. Limitation on Guarantor's Obligations. (a) It is the intention of the Guarantor and the Banks that the Guarantor's obligations hereunder shall be in, but not in excess of, as of any date, the greater of the following (such greater amount determined hereunder being the Guarantor's "Maximum Liability"): (i) the aggregate amount of all monies received by the Guarantor from the Principal from and after the date hereof (whether by loan, capital infusion or other means), or (ii) the maximum amount (such amount being the Guarantor's "Alternative Limitation") that would be permitted by Title 11 of the United States Code or Section 2 of the Uniform Fraudulent Transfer Act, or any other applicable state law pertaining to fraudulent transfers, as each may be amended from time to time, or any applicable state law (collectively, the "Bankruptcy Code"), whether or not any party to this Guaranty is or becomes a "debtor" under the Bankruptcy Code. To that end, but as to the Alternative Limitation of the Guarantor, only to the extent such obligations would be subject to avoidance under the Bankruptcy






ATMAIN Doc: 29851.9                      169

Code if the Guarantor is not deemed to have received valuable consideration, fair value or reasonably equivalent value for its obligations hereunder, the Guarantor's entire obligations hereunder shall be reduced by that minimum amount which, after giving effect thereto, would not render the Guarantor insolvent, or leave the Guarantor with an unreasonably small capital to






ATMAIN Doc: 29851.9                     170
conduct its business, or cause the Guarantor to have incurred debts (or intended to have incurred debts) beyond its ability to pay such debts as they mature, at the time such obligations are deemed to have been incurred under the Bankruptcy Code. As used herein, the terms "insolvent" and "unreasonably small capital shall likewise be determined in accordance with the Bankruptcy Code. This Section 10(a) with respect to the Alternative Limitation of the Guarantor is intended solely to preserve the rights of the Agent hereunder to the maximum extent permitted by the Bankruptcy Code, and neither the Guarantor nor any other person or entity shall have any right or claim under this Section 10(a) with respect to the Alternative Limitation, except to the extent necessary so that the obligations of the Guarantor hereunder shall not be rendered voidable under the Bankruptcy Code. Further, to the extent that such obligations constitute distributions to shareholders within the meaning of RCW 23B.06.400, to the extent that same may now or hereafter be deemed applicable to the Guarantor, or "dividends" within the meaning of Sections 170 and 173 of the Delaware General Corporation Law, the obligations of the Guarantor hereunder shall be limited to those amounts which such Guarantor could lawfully declare and pay as dividends or distributions to shareholders under such statutes.

         (b) The Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of the Guarantor, and may exceed the aggregate Maximum Liability of all other guarantors under the Guaranties (the "Other Guarantors"), without impairing this Guaranty or affecting the rights and remedies of the Agent hereunder. Nothing in this
Section 10(b) shall be construed to increase the Guarantor's obligations hereunder beyond its Maximum Liability.

         (c) In the event any Other Guarantor (a "Paying Other Guarantor") shall make any payment or payments under any other Guaranty or shall suffer any loss as a result of any realization upon any collateral granted by it to secure its obligations under any Other Guaranty, each Other Guarantor (each a "Non-Paying Other Guarantor") shall contribute to such Paying Other Guarantor an amount equal to such Non-Paying Other Guarantor's "Pro Rata Share" of such payment or payments made, or losses suffered, by such Paying Other Guarantor. For the purposes hereof, each Non-Paying Other Guarantor's "Pro Rata Share" with respect to any such payment or loss by a Paying Other Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (i) such Non-Paying Other Guarantor's Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any






ATMAIN Doc: 29851.9                      171
contribution hereunder) to (ii) the aggregate Maximum Liability of all Other Guarantors under the other Guaranties (including the Maximum Liability of such Paying Other Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder or under any other Guaranty). Nothing in this Section 10(c) shall affect any Other






ATMAIN Doc: 29851.9                      172

Guarantor's several liability for the entire amount of the Guaranteed Obligations (up to such Other Guarantor's Maximum Liability). The Guarantor covenants and agrees that its right to receive any contribution under any other Guaranty from a Non-Paying Other Guarantor shall be subordinate and junior in right of payment to all the Guaranteed Obligations. The provisions of this
Section 10(c) are for the benefit of both the Agent, the Guarantor and the Other Guarantors and may be enforced by any one, or more, or all of them in accordance with the terms hereof.

                 SECTION 11. Notices. All notices, requests and other communications to any party hereunder shall be given or made by telecopier or other writing and telecopied or mailed or delivered to the intended recipient at its address or telecopier number set forth on the signature pages hereof or such other address or telecopy number as such party may hereafter specify for such purpose by notice to the Agent in accordance with the provisions of
Section 9.01 of the Credit Agreement. Except as otherwise provided in this Guaranty, all such communications shall be deemed to have been duly given when transmitted by telecopier, or personally delivered or, in the case of a mailed notice, 72 hours after such communication is deposited in the mails with first class postage prepaid, in each case given or addressed as aforesaid.

                 SECTION 12. No Waivers. No failure or delay by the Agent or any Banks in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Guaranty, the Credit Agreement, the Notes, and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies provided by law.

                 SECTION 13. Successors and Assigns. This Guaranty is for the benefit of the Agent and the Banks and their respective successors and assigns and in the event of an assignment of any amounts payable under the Credit Agreement, the Notes, or the other Loan Documents, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Guaranty may not be assigned by the Guarantor without the prior written consent of the Agent and the Banks, and shall be binding upon the Guarantor and its successors and permitted assigns.

                 SECTION 14. Changes in Writing. Neither this Guaranty nor any provision hereof may be changed, waived, discharged or






ATMAIN Doc: 29851.9                     173
terminated orally, but only in writing signed by the Guarantor and the Agent with the consent of the Required Banks.




ATMAIN Doc: 29851.9                       174

                 SECTION 15.  GOVERNING LAW; SUBMISSION TO JURISDICTION;
WAIVER OF JURY TRIAL. THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF GEORGIA. EACH OF THE GUARANTOR AND THE AGENT HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF GEORGIA AND OF ANY GEORGIA STATE COURT SITTING IN ATLANTA, GEORGIA AND FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE GUARANTOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE GUARANTOR AND THE AGENT HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 16. Taxes, etc. All payments required to be made by the Guarantor hereunder shall be made without setoff or counterclaim and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties or other charges of whatsoever nature imposed by any government or any political or taxing authority thereof, provided, however, that if the Guarantor is required by law to make such deduction or withholding the Guarantor shall forthwith pay to the Agent or any Bank, as applicable, such additional amount as results in the net amount received by the Agent or any Bank, as applicable, equaling the full amount which would have been received by the Agent or any Bank, as applicable, had no such deduction or withholding been made.


                 IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed, under seal, by its authorized officer as of the date first above written.


                                       [NAME OF GUARANTOR TO BE INSERTED]
(SEAL)



                                       By:____________________________________
                                          Title:


                                       ____________________________________






ATMAIN Doc: 29851.9                      175

                                       ____________________________________
                                       ____________________________________
                                       Attention:__________________________

                                       Telecopier number:__________________
                                       Confirmation number:________________




ATMAIN Doc: 29851.9                       176

                                                                       EXHIBIT I

                           MONEY MARKET QUOTE REQUEST

Wachovia Bank of Georgia, N.A.,
     as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia 30303
Attention:  U.S. Corporate Group

         Re:     Money Market Quote Request

                 This Money Market Quote Request is given in accordance with
Section 2.03 of the Credit Agreement (as amended or modified from time to time, the "Credit Agreement") dated as of November 19, 1993, among AIRBORNE FREIGHT CORPORATION, the Banks from time to time parties thereto, and WACHOVIA BANK OF GEORGIA, N.A., as Agent. Terms defined in the Credit Agreement are used herein as defined therein.

         The Borrower hereby requests that the Agent obtain quotes for a Money Market Borrowing based upon the following:

1. The proposed date of the Money Market Borrowing shall be __________ 19____ (the "Quotation Date").(1)

2. The aggregate amount of the Money Market Borrowing shall be $____________(2)

3. The Stated Maturity Date(s) applicable to the Money Market Borrowing shall be _____ days.(3)

____________________

(1)   The date must be a Domestic Business Day.

(2)   The amount of the Money Market Borrowing is subject to
      Section 2.03(a) and (b).

(3)   The Stated Maturity Dates are subject to Section 2.03 (b)
      (ii). The Borrower may request that up to 3 different Stated Maturity Dates be applicable to any Money Market Borrowing, provided, that ii) each such Stated Maturity Date shall be deemed to be a separate Money Market Quote Request and (ii) the Borrower shall specify the amounts of such Money Market Borrowing to be subject to each such different Stated Maturity Date.



ATMAIN Doc: 29851.9                      177

         This Money Market Quote Request is provided by the Borrower as of the ____ day of _________, 199__, and is subject to all of the terms and conditions pertaining thereto in the Credit Agreement.

                                                    AIRBORNE FREIGHT CORPORATION


                                                    By:_________________________
                                                       Title:






ATMAIN Doc: 29851.9                      178

                                                                       EXHIBIT J



                               MONEY MARKET QUOTE


Wachovia Bank of Georgia, N.A.
     as Agent
191 Peachtree Street, N.E.
Atlanta, Georgia 30303
Attention:  U.S. Corporate Group

     Re:     Money Market Quote to AIRBORNE FREIGHT CORPORATION (the "Borrower")

                 This Money Market Quote is given in accordance with Section 2.03(c) (ii) of the Credit Agreement (as amended or modified from time to time, the "Credit Agreement") dated as of November 19, 1993, among AIRBORNE FREIGHT CORPORATION, the Banks from time to time parties thereto and WACHOVIA BANK OF GEORGIA, N.A., as Agent. Terms defined in the Credit Agreement are used herein as defined therein.

                 In response to the Borrower's invitation dated __________, 19__, we hereby make the following Money Market Quote on the following terms:

         1.      Quoting Bank:

         2.      Person to contact
                 at Quoting Bank:

         3.      Date of Borrowing:(1)*

         4. We hereby offer to make Money Market Loan(s) in the following principal amounts for the following Stated Maturity Dates and at the following rates:


                                      Stated
         Principal                   Maturity
         Amount(2)                    Date(3)               Rate Per Annum(4)
         ---------                   --------               -----------------









ATMAIN Doc: 29851.9                     179

__________________
*        All numbered footnotes appear on the last page of this Exhibit J.





ATMAIN Doc: 29851.9                       180

                 We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement, irrevocably obligate(s) us to make the Money Market Loan(s) for which any offer(s) [is] [are] accepted, in whole or in part (subject to the last sentence of Section 2.03(c) (i) of the Credit Agreement).

                                         Very truly yours,

                                         [Name of Bank]


                                         By:
Dated:                                       Authorized Officer
_______________________________




_______________________________



(1)      As specified in the related Money Market Quote Request.

(2) The principal amount bid for each Stated Maturity Date may not exceed the principal amount requested. Money Market Quotes must be made for at least 51,000,000 or a larger multiple of 51,000,000.

(3)      The Stated Maturity Dates are subject to Section 2.03(b)(ii).

(4)      Subject to Section 2.03(c)(ii)(C).






ATMAIN Doc: 29851.9                     181

                                                                   Schedule 1.01



                          Airborne Freight Corporation
                     Cumulative Convertible Preferred Stock
                              Redemption Schedule



                                                                                    Total Amount
  Start               End                   # of              Value                  Subject to
  Date                Date                 Shares           Per Share                Redemption
- --------            --------               ------           ---------               ------------
10/16/94            12/15/94               80,000              $25                   $2,000,000
10/16/95            12/15/95               80,000              $25                   $2,000,000
10/16/96            12/15/96               80,000              $25                   $2,000,000
10/16/97            12/15/97               80,000              $25                   $2,000,000
10/16/98            12/15/98               80,000              $25                   $2,000,000
10/16/99            12/15/99               80,000              $25                   $2,000,000
10/16/00            12/15/00               80,000              $25                   $2,000,000
10/16/01            12/15/01               80,000              $25                   $2,000,000
10/16/02            12/15/02               80,000              $25                   $2,000,000
10/16/03            12/15/03               80,000              $25                   $2,000,000
                                          -------                                   -----------
                                          800,000                                   $20,000,000
                                          =======                                   ===========


Final Redemption Date if Cumulative Convertible Preferred Shares not converted to Common Stock:

12/05/04                                1,600,000              $25                 $40,000,000






ATMAIN Doc: 29851.9                     182

                                                                   Schedule 4.08



                                  Subsidiaries



Name                                           Jurisdiction of Incorporation
- ----                                           -----------------------------
ABX Air, Inc.                                             Delaware

Airborne Forwarding Corporation                           Delaware






ATMAIN Doc: 29851.9                      183